                                                                    EXHIBIT 2.1

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                  I-MANY, INC.,

                               IMA DELAWARE CORP.,

                                       AND

                           MENERVA TECHNOLOGIES, INC.

                                 MARCH 26, 2002

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I             THE MERGER..................................................................................1
   1.1        The Merger..........................................................................................1
   1.2        The Closing.........................................................................................1
   1.3        Actions at the Closing..............................................................................1
   1.4        Additional Action...................................................................................2
   1.5        Conversion of Shares................................................................................2
   1.6        Dissenting Shares...................................................................................4
   1.7        Fractional Shares...................................................................................4
   1.8        Options.............................................................................................5
   1.9        Escrow..............................................................................................5
   1.10       Earn-Out Payment....................................................................................6
   1.11       Post-Closing Adjustments............................................................................7
   1.12       Certificate of Incorporation and By-laws...........................................................10
   1.13       No Further Rights..................................................................................10
   1.14       Closing of Transfer Books..........................................................................10
   1.15       Subsequent Merger..................................................................................10
ARTICLE II            REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................10
   2.1        Organization, Qualification and Corporate Power....................................................11
   2.2        Capitalization.....................................................................................11
   2.3        Authorization of Transaction.......................................................................12
   2.4        Noncontravention...................................................................................12
   2.5        Subsidiaries.......................................................................................13
   2.6        Financial Statements...............................................................................13
   2.7        Absence of Certain Changes.........................................................................13
   2.8        Undisclosed Liabilities............................................................................13
   2.9        Tax Matters........................................................................................13
   2.10       Assets.............................................................................................16
   2.11       Owned Real Property................................................................................16
   2.12       Real Property Leases...............................................................................16
   2.13       Intellectual Property..............................................................................17
   2.14       Contracts..........................................................................................18
   2.15       Powers of Attorney.................................................................................19
   2.16       Insurance..........................................................................................19
   2.17       Litigation.........................................................................................20
   2.18       Warranties.........................................................................................20
   2.19       Employees..........................................................................................20
   2.20       Employee Benefits..................................................................................21
   2.21       Environmental Matters..............................................................................23
   2.22       Legal Compliance...................................................................................23
   2.23       Customers and Suppliers............................................................................24
   2.24       Permits............................................................................................24
   2.25       Certain Business Relationships With Affiliates.....................................................24
   2.26       Brokers' Fees......................................................................................24
   2.27       Books and Records..................................................................................24

                                      -i-

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSITORY SUBSIDIARY..................25
   3.1        Organization, Qualification and Corporate Power....................................................25
   3.2        Capitalization.....................................................................................25
   3.3        Authorization of Transaction.......................................................................25
   3.4        Noncontravention...................................................................................26
   3.5        Reports and Financial Statements...................................................................26
   3.6        Absence of Material Adverse Change.................................................................27
   3.7        Litigation.........................................................................................27
   3.8        Tax Matters........................................................................................27
   3.9        Interim Operations of the Transitory Subsidiary....................................................27
   3.10       Form S-3 Eligibility...............................................................................27
ARTICLE IV            COVENANTS..................................................................................27
   4.1        Closing Efforts....................................................................................27
   4.2        Governmental and Third-Party Notices and Consents..................................................27
   4.3        Stockholder Approval...............................................................................28
   4.4        Operation of Business..............................................................................29
   4.5        Access to Information..............................................................................30
   4.6        Notice of Breaches.................................................................................30
   4.7        Exclusivity........................................................................................31
   4.8        Expenses and Transfer Taxes........................................................................31
   4.9        Reseller Agreement.................................................................................32
   4.10       Listing of Merger Shares...........................................................................32
   4.11       Termination of Benefit Plan........................................................................32
   4.12       FIRPTA Compliance..................................................................................32
   4.13       Certificates of Good Standing......................................................................32
   4.14       Tax Withholding....................................................................................32
ARTICLE V             CONDITIONS TO CONSUMMATION OF THE MERGER...................................................32
   5.1        Conditions to Each Party's Obligations.............................................................32
   5.2        Conditions to Obligations of the Buyer and the Transitory Subsidiary...............................32
   5.3        Conditions to Obligations of the Company...........................................................34
ARTICLE VI            INDEMNIFICATION............................................................................35
   6.1        Indemnification by the Indemnifying Stockholders...................................................35
   6.2        Indemnification by the Buyer.......................................................................36
   6.3        Indemnification Claims.............................................................................36
   6.4        Survival of Representations and Warranties.........................................................39
   6.5        Limitations........................................................................................40
   6.6        Option to Pay Cash or Stock........................................................................41
ARTICLE VII           REGISTRATION RIGHTS........................................................................41
   7.1        Registration of Shares.............................................................................41
   7.2        Limitations on Registration Rights.................................................................41
   7.3        Registration Procedures............................................................................42
   7.4        Requirements of Company Stockholders...............................................................43
   7.5        Indemnification....................................................................................43
   7.6        Assignment of Rights...............................................................................43

                                      -ii-


ARTICLE VIII          TERMINATION................................................................................43
   8.1        Termination of Agreement...........................................................................44
   8.2        Effect of Termination..............................................................................44
ARTICLE IX            DEFINITIONS................................................................................45
ARTICLE X             MISCELLANEOUS..............................................................................54
   10.1       Press Releases and Announcements...................................................................54
   10.2       No Third Party Beneficiaries.......................................................................54
   10.3       Entire Agreement...................................................................................54
   10.4       Succession and Assignment..........................................................................54
   10.5       Counterparts and Facsimile Signature...............................................................54
   10.6       Headings...........................................................................................54
   10.7       Notices............................................................................................54
   10.8       Governing Law......................................................................................55
   10.9       Amendments and Waivers.............................................................................55
   10.10      Severability.......................................................................................55
   10.11      Submission to Jurisdiction.........................................................................56
   10.12      Construction.......................................................................................56

Exhibit A -       Reseller Agreement
Exhibit B -       Investment Representation Letter
Exhibit C -       Opinion of Counsel to the Company
Exhibit D -       Non-competition, Non-solicitation and Confidentiality Agreement
Exhibit E -       Opinion of Counsel to the Buyer and the Transitory Subsidiary
Exhibit F -       Escrow Agreement

                          AGREEMENT AND PLAN OF MERGER

         Agreement entered into as of March 26, 2002 by and among I-many, Inc., a Delaware corporation (the "Buyer"), IMA Delaware Corp., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "TRANSITORY SUBSIDIARY"), and Menerva Technologies, Inc., a Delaware corporation (the "COMPANY").

         This Agreement contemplates a merger of the Transitory Subsidiary into the Company. In such merger, the stockholders of the Company will receive cash and common stock of the Buyer in exchange for their capital stock of the Company. Following such merger, the Surviving Corporation will be merged into the Buyer.

         The Parties intend that, for federal income tax purposes, the above merger and subsequent merger together will be treated as a reorganization within the meaning of Section 368(a) of the Code.

         Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                   ARTICLE I
                                   THE MERGER

         1.1 THE MERGER. Upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge with and into the Company at the Effective Time. From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the Surviving Corporation. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law.

         1.2 THE CLOSING. The Closing shall take place at the offices of Hale and Dorr LLP in Boston, Massachusetts, commencing at 9:00 a.m. local time on the Closing Date.

         1.3 ACTIONS AT THE CLOSING. At the Closing:

             (a) the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in
Section 5.2;

             (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in
Section 5.3;

             (c) the Surviving Corporation shall file with the Secretary of State of the State of Delaware the Certificate of Merger;

             (d) each of the Company Stockholders shall deliver to the Buyer the certificate(s) representing his, her or its Company Shares;

             (e) the Buyer shall deliver cash and certificates for the Initial Shares to each Company Stockholder in accordance with Section 1.5; and

             (f) the Buyer, the Indemnification Representatives and the Escrow Agent shall execute and deliver the Escrow Agreement and the Buyer shall deliver to the Escrow Agent a certificate for the Escrow Shares being placed in escrow on the Closing Date pursuant to Section 1.9.

         1.4 ADDITIONAL ACTION. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

         1.5 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

             (a) Each Common Share issued and outstanding immediately prior to the Effective Time (other than Common Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Common Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Sections 1.9, 1.10 and 1.11) (i) consideration consisting of a combination of cash and shares of Buyer Common Stock (29.41176% of which shall be in the form of cash and 70.58823% of which shall be in the form of Buyer Common Stock) having an Aggregate Conversion Value equal to (A) the Common Shares Aggregate Cash Amount divided by (B) the aggregate number of outstanding Common Shares immediately prior to the Effective Time (assuming the conversion of the outstanding Series B Preferred Shares and the exercise of all Options which are outstanding immediately following the Effective Time) (such amount, the "Common Share Amount") (provided that in no event shall the cash component of the amount described in clause (A) of this clause (i) be less than
(X) $2,500,000 minus (Y) the aggregate cash payable to the holders of Series A Preferred and Series B Preferred pursuant to Sections 1.5(b) and (c) below); and
(ii) the right to receive the Common Share Earn-Out Payment pursuant to Section
1.10 below. The amounts payable on each Common Share pursuant hereto shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock between the date hereof and the Effective Time.

             (b) Each Series A Preferred Share issued and outstanding immediately prior to the Effective Time (other than Series A Preferred Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Series A Preferred Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Sections 1.9, 1.10 and 1.11) consideration consisting of a combination of cash and shares of Buyer Common Stock (29.41176% of which shall be in the form of cash and 70.58823% of which shall be in the form of Buyer Common Stock) having an Aggregate Conversion Value equal to (A) $800,000 divided by (B) the aggregate number of outstanding Series A Preferred Shares immediately prior to the Effective Time (provided that in no event shall the cash component of the amount described in clause (A) be less than (X) $2,500,000 minus (Y) the aggregate cash payable to the holders of Common Shares and Series B Preferred Shares pursuant to Sections 1.5(a) above and (c) below). The amounts payable on each Series A Preferred Share shall be subject to equitable adjustment of the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock between the date hereof and the Effective Time.

             (c) Each Series B Preferred Share issued and outstanding immediately prior to the Effective Time (other than Series B Preferred Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Series B Preferred Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Sections 1.9, 1.10 and 1.11) (i) consideration consisting of a combination of cash and shares of Buyer Common Stock (29.41176% of which shall be in the form of cash and 70.58823% of which shall be in the form of Buyer Common Stock) having an Aggregate Conversion Value equal to the sum of (I) (A) $5,450,001 divided by (B) the aggregate number of outstanding Series B Preferred Shares immediately prior to the Effective Time, plus (II) an amount equal to the product of the Common Share Amount times the number of Common Shares into which each Series B Preferred Share is then convertible (provided that in no event shall the cash component of the amount described in clause (A) of this clause (i) be less than
(X) $2,500,000 minus (Y) the aggregate cash payable to the holders of Common Shares and Series A Preferred pursuant to Sections 1.5(a) and (b) above) and
(ii) the right to receive the Series B Preferred Share Earn-Out Payment pursuant to Section 1.10 below; provided, however, that in no event shall the total amount paid per Series B Preferred Share under this Agreement (including the Series B Preferred Share Earn-Out Payment) exceed $3.33 (the "Series B Maximum Payout"). The amounts payable on each Series B Preferred Share shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock between the date hereof and the Effective Time.

             (d) Notwithstanding any other provision of this Agreement,

                 (i) 140,033 shares of Buyer Common Stock payable pursuant to Sections 1.5(a), (b) and (c) above (the "Escrow Shares") shall be deposited in escrow pursuant to Section 1.9 below (such shares being withheld from the Company Stockholders who have not exercised rights to appraisal pro rata in accordance with the aggregate consideration to which they are entitled under Sections 1.5(a), (b) and (c)) and shall be held and disposed of in accordance with the terms of the Escrow Agreement, and the balance of the shares of Buyer Common Stock into which Company Shares are converted pursuant to Sections 1.5(a), (b) and (c) (the "Initial Shares") shall be delivered to the Company Stockholders at the Closing, upon satisfaction by the Company Stockholders of their obligations with respect thereto; and

                 (ii) an aggregate of $325,000 of the Cash Component (the "Withheld Cash") shall not be paid to the Company Stockholders on the Closing Date (such amount being withheld from the Company Stockholders who have not exercised rights to appraisal pro rata in accordance with the aggregate consideration to which they are entitled under Sections 1.5(a), (b) and (c)) and shall be held and disposed of in accordance with the provisions of Section 1.11 below.

             (e) Notwithstanding any other provision of this Agreement, not less than fifty percent (50%) of the consideration payable to Company Stockholders at the Closing (including, for this purpose, the Initial Shares and the Escrow Shares and the Cash Component withheld pursuant to Section 1.5(d)(ii)) pursuant to Sections 1.5(a), (b) and (c) hereof shall be paid in the form of Buyer Common Stock. For purposes of this Section 1.5(e), the Buyer Common Stock delivered at Closing shall be valued at the last reported sale price per share of Buyer Common Stock on the Nasdaq National Market on the trading day immediately prior to the Closing Date.

                 (f) Notwithstanding any other provision of this Agreement, including Section 1.10(d), not less than forty percent (40%) of the Common Share Earn-Out Payment and the Series B Preferred Share Earn-Out Payment shall be paid in the form of Buyer Common Stock. For purposes of this Section 1.5(f), Buyer Common Stock shall be valued at the last reported sale price per share of Buyer Common Stock on the Nasdaq National Market on the trading day immediately prior to the date of payment.

                 (g) Each Company Share held in the Company's treasury immediately prior to the Effective Time and each Company Share owned beneficially by the Buyer or the Transitory Subsidiary shall be cancelled and retired without payment of any consideration therefor.

                 (h) Each share of common stock, $.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $.01 par value per share, of the Surviving Corporation.

         1.6 DISSENTING SHARES.

             (a) Dissenting Shares shall not be converted into or represent the right to receive cash or shares of Buyer Common Stock, unless such Company Stockholder shall have forfeited his, her or its right to appraisal under the Delaware General Corporation Law or properly withdrawn, his, her or its demand for appraisal. If such Company Stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive cash and shares of Buyer Common Stock issuable in respect of such Company Shares pursuant to Section 1.5, and (ii) promptly following the occurrence of such event, the Buyer shall deliver to such Company Stockholder cash and a certificate representing such number of Dissenting Shares to which such holder would have been entitled pursuant to Section 1.5 had such Company Stockholder not exercised his demand for appraisal rights (which shares shall be considered Initial Shares for all purposes of this Agreement) and shall deliver the remainder of such cash and Dissenting Shares to the other Company Stockholders pro rata in accordance with the aggregate consideration to which they would have been entitled under Sections 1.5(a), (b) and (c) had such Company Stockholder not exercised his demand for appraisal rights.

             (b) The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware General Corporation Law. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

         1.7 FRACTIONAL SHARES. No certificates or scrip representing fractional Initial Shares shall be issued to former Company Stockholders upon the surrender for exchange of Certificates, and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Initial Shares that would have otherwise been issued to such former Company Stockholders. In lieu of any fractional Initial Shares that would have otherwise been issued, each former Company Stockholder that would have been entitled to receive a fractional Initial Share shall, upon proper surrender of such person's Certificates, receive a cash payment equal to the Fair Market Value per share of the Buyer Common Stock, multiplied by the fraction of a share that such Company Stockholder would otherwise be entitled to receive.

         1.8 OPTIONS.

             (a) As of the Effective Time, all Options, whether vested or unvested, and the Option Plan, insofar as it relates to Options outstanding under such Plan as of the Closing, shall be assumed by the Buyer. Immediately after the Effective Time, each Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option at the Effective Time, such number of shares of Buyer Common Stock as is equal to the number of Common Shares subject to the unexercised portion of such Option multiplied by the Common Conversion Ratio (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The exercise price per share of each such assumed Option shall be equal to the exercise price of such Option immediately prior to the Effective Time, divided by the Common Conversion Ratio (rounded up to the nearest whole cent). The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all of the other terms of the Options shall otherwise remain unchanged.

             (b) As soon as practicable after the Effective Time, the Buyer or the Surviving Corporation shall deliver to the holders of Options appropriate notices setting forth such holders' rights pursuant to such Options, as amended by this Section 1.8, and the agreements evidencing such Options shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 1.8 and such notice).

             (c) The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Options assumed in accordance with this Section 1.8. Within 30 days after the Effective Time, the Buyer shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act with respect to all shares of Buyer Common Stock subject to such Options that may be registered on a Form S-8, and shall use its best efforts to maintain the effectiveness of such Registration Statement for so long as such Options remain outstanding.

             (d) The Company shall obtain, prior to the Closing, the consent from each holder of an Option to the amendment (in the case of Options) of such Option pursuant to this Section 1.8 (unless such consent is not required under the terms of the applicable agreement, instrument or plan).

         1.9 ESCROW.

             (a) On the Closing Date, the Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares issuable pursuant to Section 1.5, for the purpose of securing the indemnification obligations of the Indemnifying Stockholders set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

             (b) The adoption of this Agreement and the approval of the Merger by the stockholders of the Company shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including the placement of the Escrow Shares in escrow and the appointment of the Indemnification Representatives.

         1.10 EARN-OUT PAYMENT.

             (a) Within 30 days following the end of the twelfth full calendar month following the Effective Time (the end of such twelfth full calendar month being referred to as the "Earn-Out Payment Date"), the Company shall pay to the Company Stockholders (i) an additional amount for every Common Share outstanding immediately prior to the Effective Time (the "Common Share Earn-Out Payment") equal to the Aggregate Earn-Out (as defined below) divided by the aggregate number of outstanding Common Shares immediately prior to the Effective Time (assuming the conversion of the outstanding Series B Preferred Shares); and (ii) an additional amount per Series B Preferred Share (the "Series B Preferred Share Earn-Out Payment") equal to the product of the Common Share Earn-Out Payment multiplied by the number of Common Shares into which each Series B Preferred Share is then convertible (provided, however, that at such time as the Series B Maximum Payout has been reached, any additional payments that would have constituted Series B Preferred Share Earn-Out Payments shall instead be reallocated and paid under clause (i) above in an amount per share equal to the aggregate amount of Series B Preferred Share Earn-Out Payments which exceeds the aggregate Series B Maximum Payout divided by the aggregate number of outstanding Common Shares on the Earn-Out Payment Date (assuming no conversion of the Series B Preferred Shares but assuming the exercise of all Options which are outstanding immediately following the Earn-Out Payment Date)). For purposes hereof, "Aggregate Earn-Out" shall mean the amount designated as "Aggregate Earn-Out" in the following table, based on the Net License Revenue during the first twelve full calendar months following the Effective Time in accordance with GAAP from the licensing by the Buyer, the Surviving Corporation or their affiliates of any Customer Deliverable (except those products that the Company does not manufacture, market, sell or license or is not otherwise developing on the date of this Agreement) and any subsequent versions (including any upgrades or updates) of such Customer Deliverables.

-------------------------------------------------------------------------------------------
12-month Net License Revenue                                Aggregate Earn-Out
-------------------------------------------------------------------------------------------
Under $[**]                                                 $[**]
-------------------------------------------------------------------------------------------
$[**] to $[**]                                              $[**]
-------------------------------------------------------------------------------------------
$[**] to $[**]                                              $[**]
-------------------------------------------------------------------------------------------
$[**] to $[**]                                              $[**]
-------------------------------------------------------------------------------------------
$[**] and above                                             $[**]
-------------------------------------------------------------------------------------------

             (b) The payment of the Aggregate Earn-Out to Company Stockholders shall be accompanied by a statement of the Aggregate Earn-Out, if any, during such twelve month period. The statement will list, without limitation, (i) each Customer Deliverable sold, licensed or transferred by Buyer, the Surviving Corporation or any of their affiliates during such twelve-month period, and (ii) a detailed accounting of Buyer's determination of the Net License Revenue. To the extent that any Customer Deliverable is bundled or otherwise combined with the product offerings of Buyer, the Surviving Corporation or any of their affiliates or any third party, a portion of the revenue recognized from such bundled or combined product offering shall be allocated to the Customer Deliverables using a fraction, the numerator of which is the list price of the Customer Deliverables included in the bundle, and the denominator of which is the list prices for all products contained in the bundle.

             (c) Buyer and the Surviving Corporation shall keep accurate and detailed books and records of all Customer Deliverables sold, licensed or transferred during the first twelve full calendar months following the Effective Time, all revenues from Customer Deliverables during such period and all payments to be made under this Agreement. Any Indemnification Representative, on behalf of the Company Stockholders may, at its own expense, upon at least ten days' notice and during regular business hours, through an independent certified public accountant (the "Auditor"), audit the books and records of Buyer and the Surviving Corporation to the extent necessary to verify their compliance with this Agreement. If any such audit reveals any non-compliance with this Section
1.10 in an amount greater than 3%, Buyer shall promptly reimburse the Indemnification Representatives for the reasonable costs and expenses incurred by them in connection with such audit. Prior to conducting any such audit, the Auditor will enter into a written agreement with Buyer, the Surviving Corporation and any relevant affiliates that (a) prohibits such Auditor from disclosing to the Indemnification Representatives any information regarding such parties other than information relating to any non-compliance with this Agreement and (b) imposes no other obligations or restrictions upon such Auditor.

             (d) The Common Share Earn-Out Payment and the Series B Preferred Share Earn-Out Payment may be paid by the Buyer in cash or in Buyer Common Stock, as determined by the Buyer in its sole discretion. Shares of Buyer Common Stock issued pursuant to this Section 1.10(d) (the "Earn-Out Shares") shall not be subject to any restriction or lock-up, other than company-wide restrictions and black-out periods of Buyer.

         1.11 POST-CLOSING ADJUSTMENTS. The Cash Component shall be subject to adjustment after the Closing Date as follows:

             (a) Within 30 days after the Closing Date, the Buyer shall prepare and deliver to the Indemnification Representatives the Draft Closing Balance Sheet. The Buyer shall prepare the Draft Closing Balance Sheet in accordance with GAAP applied on a basis consistent with the application of GAAP to the preparation of the financial statements of the Buyer included in the Buyer Reports, which shall set forth the Net Working Capital or Net Working Capital Deficiency, as the case may be. The Draft Closing Balance Sheet and the Final Closing Balance Sheet shall include as short-term liabilities: (i) any liabilities which would otherwise have been reflected as long-term liabilities of the Company; (ii) any liabilities of the Company to Enable

Capital, LLC and (iii) the Excess Transaction Expenses. The Draft Closing Balance Sheet shall include as a short term asset the amount of $50,000 as a contingent receivable from Domain SI, and the Final Closing Balance Sheet shall include as a short term asset the amount actually received from Domain SI within 30 days of Closing. As to those items that are set forth as estimates in the Draft Closing Balance Sheet, the parties agree that to the extent such items become fixed or more determinable thereafter, they shall be so restated in the Final Closing Balance Sheet.

             (b) The Indemnification Representatives shall deliver to the Buyer, by the Objection Deadline Date, either a notice indicating that the Indemnification Representatives accept the Draft Closing Balance Sheet or a detailed statement describing their objections (if any) to the Draft Closing Balance Sheet. If the Indemnification Representatives deliver to the Buyer a notice accepting the Draft Closing Balance Sheet, or the Indemnification Representatives do not deliver a written objection to the Draft Closing Balance Sheet by the Objection Deadline Date, then, effective as of either the date of delivery of such notice of acceptance or as of the close of business on the Objection Deadline Date, the Draft Closing Balance Sheet shall be deemed to be the Final Closing Balance Sheet. If the Indemnification Representatives timely object to the Draft Closing Balance Sheet, such objections shall be resolved as follows:

                 (i) The Buyer and the Indemnification Representatives shall first use reasonable efforts to resolve such objections.

                 (ii) If the Buyer and the Indemnification Representatives do not reach a resolution of all objections set forth on the Indemnification Representatives' statement of objections within 30 days after delivery of such statement of objections, the Buyer and the Indemnification Representatives shall, within 30 days following the expiration of such 30-day period, engage the Arbitrator to resolve any remaining objections set forth on the Indemnification Representatives' statement of objections (the "Unresolved Objections").

                 (iii) The Buyer and the Indemnification Representatives shall jointly submit to the Arbitrator, within 10 days after the date of the engagement of the Arbitrator, a copy of the Draft Closing Balance Sheet, a copy of the statement of objections delivered by the Indemnification Representatives to the Buyer, and a statement setting forth the resolution of any objections agreed to by the Buyer and the Indemnification Representatives. Each of the Buyer and the Indemnification Representatives shall submit to the Arbitrator (with a copy delivered to the other Party on the same day), within 15 days after the date of the engagement of the Arbitrator, a memorandum (which may include supporting exhibits) setting forth their respective positions on the Unresolved Objections. Each of the Buyer and the Indemnification Representatives may (but shall not be required to) submit to the Arbitrator (with a copy delivered to the other Party on the same day), within 25 days after the date of the engagement of the Arbitrator, a memorandum responding to the initial memorandum submitted to the Arbitrator by the other Party.

                 (iv) Within 45 days after the date of its engagement hereunder, the Arbitrator shall determine whether the objections raised by the Indemnification Representatives are appropriate and shall issue a ruling which shall include a balance sheet, comprised of the

Draft Closing Balance Sheet as adjusted pursuant to any resolutions to objections agreed upon by the Buyer and the Indemnification Representatives and pursuant to the Arbitrator's resolution of the Unresolved Objections. Such balance sheet shall be deemed to be the Final Closing Balance Sheet.

                 (v) The resolution by the Arbitrator of the Unresolved Objections shall be conclusive and binding upon the Buyer and the Indemnification Representatives. The Buyer and the Indemnification Representatives agree that the procedure set forth in this Section 1.11(b) for resolving disputes with respect to the Draft Closing Balance Sheet shall be the sole and exclusive method for resolving any such disputes.

                 (vi) The Buyer and the Indemnification Representatives shall share the fees and expenses of the Arbitrator based upon what portion of the changes called for in the Indemnification Representatives' statement of objections are reflected in the Final Closing Balance Sheet.

             (c) If the Net Working Capital Deficiency as shown on the Final Closing Balance Sheet is greater than $350,000 (the amount by which the Net Working Capital Deficiency exceeds $350,000 being defined as the "Net Working Capital Shortfall"), then:

                 (i) if the Net Working Capital Shortfall is less than the Withheld Cash, the Buyer shall retain from the Withheld Cash (and shall have no further obligation to pay such amount to the Company Stockholders) an amount of cash equal to the Net Working Capital Shortfall, and shall pay the difference between the Withheld Cash and the Net Working Capital Shortfall to the Company Stockholders by wire transfer or other delivery of immediately available funds, within three business days after the date on which the Final Closing Balance Sheet is finally determined pursuant to this Section 1.11 (such cash to be paid to the Company Stockholders pro rata in accordance with the aggregate amount of cash otherwise payable to them pursuant to Section 1.5); and

                 (ii) if the Net Working Capital Shortfall is more than the Withheld Cash (the amount by which the Net Working Capital Shortfall exceeds the Withheld Cash being defined as the "Purchase Price Adjustment Shortfall"), the Buyer shall retain all of the Withheld Cash (and shall have no further obligation to pay such amount to the Company Stockholders), and the Purchase Price Adjustment Shortfall shall constitute Damages arising under Section 6.1(e).

             (d) In addition to the payment, if any, of Withheld Cash to the Company Stockholders pursuant to Section 1.11(c), the Buyer shall also pay to the Company Stockholders from the Withheld Cash (if any Withheld Cash has been retained by the Buyer), by wire transfer or other delivery of immediately available funds, within three business days after the later to occur of (i) the 60th day after the Closing Date; or (ii) the 15th day after the date on which the Final Closing Balance Sheet is finally determined pursuant to this Section
1.11 (such 60th or 15th day being referred to as the "Wage and Hour Liabilities Release Date") an amount of cash equal to the difference between the Wage and Hour Liabilities as reflected on the Final Closing Balance Sheet and any lesser amount which, as of the Wage and Hour Liabilities Release Date, the Buyer or the Surviving Corporation had actually paid or agreed to pay.

         1.12 CERTIFICATE OF INCORPORATION AND BY-LAWS.

             (a) The Certificate of Incorporation of the Surviving Corporation immediately following the Effective Time shall be the same as the Certificate of Incorporation of the Company immediately prior to the Effective Time, except that the Company's Certificate of Incorporation shall be amended as set forth in the Certificate of Merger.

             (b) The By-laws of the Surviving Corporation immediately following the Effective Time shall be the same as the By-laws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

         1.13 NO FURTHER RIGHTS. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

         1.14 CLOSING OF TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Buyer or the Surviving Corporation, they shall be cancelled and exchanged in accordance with Section 1.5, subject to Sections 1.9, 1.10 and 1.11 and to applicable law in the case of Dissenting Shares.

         1.15 SUBSEQUENT MERGER. Following the Effective Time, the Buyer and the Surviving Corporation shall use commercially reasonable efforts to obtain all consents deemed necessary by the Buyer to merge, as soon as practicable, the Surviving Corporation with and into the Buyer, with the Buyer being the surviving corporation (the "Subsequent Merger"). Following the obtaining of all such consents, the Buyer shall file, as soon as practicable, a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware to cause the Subsequent Merger to become effective. It is the intention of the Parties that the Merger be mutually interdependent with and a condition precedent to the Subsequent Merger. It is the further intention of the Parties that, upon consummation of the Merger and the Subsequent Merger, there be achieved a single end result of one combined operating company.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Buyer that, except as set forth in the Disclosure Schedule, the statements contained in this Article II are true and correct as of the date of this Agreement, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article II; provided that any disclosure shall qualify the disclosure under the section number referred to in the Disclosure Schedule as well as all other sections in this Article II when it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections; and provided further that the Company shall make all reasonable efforts to specifically cross reference in the Disclosure Schedule all sections where a particular disclosure qualifies or applies.

         2.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction listed in Section 2.1 of the Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the nature of the Company's businesses or the ownership or leasing of its properties requires such qualification, except for those jurisdictions in which the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer complete and accurate copies of its Certificate of Incorporation and by-laws. The Company is not in default under or in violation of any provision of its Certificate of Incorporation or by-laws.

         2.2 CAPITALIZATION.

             (a) The authorized capital stock of the Company consists of (i) 30,000,000 Common Shares, of which, as of the date of this Agreement, 9,987,684 shares were issued and outstanding and no shares were held in the treasury of the Company, and (ii) 7,006,000 Preferred Shares, of which (A) 1,600,000 shares have been designated as Series A Preferred Stock, of which, as of the date of this Agreement, 1,600,000 shares were issued and outstanding and (B) 5,406,000 shares have been designated as Series B Preferred Stock, of which, as of the date of this Agreement, 4,909,911 shares were issued and outstanding.

             (b) Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list, as of the date of the Agreement, of the holders of capital stock of the Company, showing the number of shares of capital stock, and the class or series of such shares, held by each stockholder and (for shares other than Common Stock) the number of Common Shares (if any) into which such shares are convertible. Section 2.2 of the Disclosure Schedule also indicates all outstanding Common Shares that constitute restricted stock or that are otherwise subject to a repurchase or redemption right, indicating the name of the applicable stockholder, the vesting schedule (including any acceleration provisions with respect thereto), and the repurchase price payable by the Company. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with all applicable federal and state securities laws.

             (c) Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement of: (i) all Company Stock Plans, indicating for each Company Stock Plan the number of Common Shares issued to date under such Plan, the number of Common Shares subject to outstanding options under such Plan and the number of Common Shares reserved for future issuance under such Plan; (ii) all holders of outstanding Options, indicating with respect to each Option the Company Stock Plan under which it was granted, the number of Common Shares subject to such Option, the exercise price, the date of grant, and the vesting schedule (including any acceleration provisions with respect thereto); and (iii) all holders of outstanding Warrants, indicating with respect to each Warrant the agreement or other document under which it was granted, the number of shares of capital stock, and the class or series of such shares, subject to such Warrant, the exercise price, the date of issuance and the expiration date thereof. The Company has provided to the Buyer complete and accurate copies of all Company Stock Plans, forms of all stock option agreements evidencing Options and all Warrants. All of the shares of capital stock of the Company subject to Options and Warrants will be, upon issuance pursuant to the exercise of such instruments, duly authorized, validly issued, fully paid and nonassessable.

             (d) Except as set forth in this Section 2.2 or in Section 2.2 of the Disclosure Schedule, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or to make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

             (e) Except as set forth in Section 2.2 of the Disclosure Schedule, there is no agreement, written or oral, between the Company and any holder of its securities, or, to the best of the Company's knowledge, among any holders of its securities, relating to the sale or transfer (including agreements relating to rights of first refusal, co-sale rights or "drag-along" rights), registration under the Securities Act, or voting, of the capital stock of the Company.

         2.3 AUTHORIZATION OF TRANSACTION. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and, subject to obtaining the Requisite Stockholder Approval, the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the Board of Directors of the Company, at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the Delaware General Corporation Law, and
(iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally and by general principles of equity.

         2.4 NONCONTRAVENTION. Subject to the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company, (b) require on the part of the Company any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) except as set forth in
Section 2.4 of the Disclosure Schedule, conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party or by which the Company is bound or to which any of its assets is subject (the "Required Consents"), (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

         2.5 SUBSIDIARIES. The Company does not control or have, nor has it ever controlled or had, directly or indirectly, any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity.

         2.6 FINANCIAL STATEMENTS. The Company has provided to the Buyer the Financial Statements. The Financial Statements fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company.

         2.7 ABSENCE OF CERTAIN CHANGES. Since the Most Recent Balance Sheet Date, (a) there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect, and (b) the Company has not taken any of the actions set forth in paragraphs (a) through (n) of Section 4.4.

         2.8 UNDISCLOSED LIABILITIES. The Company does not have any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Most Recent Balance Sheet, (b) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

         2.9 TAX MATTERS.

             (a) The Company has properly filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. The Company is not and never has been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. The Company has paid on a timely basis and in the manner prescribed by law all Taxes that were due and payable. The unpaid Taxes of the Company for tax periods through the Most Recent Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and tax income) set forth on the Most Recent Balance Sheet (rather than in any notes thereto). All Taxes attributable to the period from and after the Most Recent Balance Sheet Date and continuing through the Closing Date will be attributable to the ordinary course of business. The Company has no actual or potential liability for any tax obligation of any taxpayer (including without limitation any shareholder of the Company, affiliated group of corporations or other entities that included the Company during a prior period) other than the Company, and the Company is not a party to, bound by, or obligated under any tax allocation, sharing, or indemnification agreement. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have properly been paid to the appropriate Governmental Entity.

             (b) The Company has made available to the Buyer complete and accurate copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company for all periods not closed under the applicable statute of limitations. No examination or audit of any Tax Return of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. The Company has not been informed by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed, and the Company does not know of any basis upon which a jurisdiction could assert such a position. The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a tax assessment or deficiency. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code Section 6662.

             (c) The Company: (i) is not a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company are subject to an election under Section 341(f) of the Code; (ii) has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has not made any payments, is not obligated to make any payments, and is not a party to any agreement, contract, arrangement or plan that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code (without regard to Section 280G(b)(4) thereof); (iv) has no actual or potential liability for any Taxes of any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; (v) is not and has not been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b); and (vi) is not a party to a gain recognition agreement under Section 367 of the Code.

             (d) None of the assets of the Company: (i) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; (ii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code; or (iii) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code.

             (e) The Company has not undergone, is not required to undergo and has not agreed to undergo (nor will it be required as a result of the transactions contemplated in this Agreement to undergo) a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code. The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income tax law); (ii) "closing agreement" as described in Section 7121 (or any corresponding or similar provision of state, local, or foreign income tax law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) prepaid amount received on or prior to the Closing Date; or (v) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code
Section 1502 (or any corresponding or similar provisions of state, local or foreign income tax law).

             (f) No Company Stockholder holds capital stock of the Company that is nontransferable and subject to a substantial risk of forfeiture within the meaning of Section 83(b) of the Code with respect to which a valid election under Section 83(b) of the Code has not been made, and no payment to any Company Stockholder of any portion of the consideration payable pursuant to this Agreement will result in compensation or other income to such Company Stockholder with respect to which the Buyer, the Company, or the Surviving Corporation would be required to deduct or withhold Taxes.

             (g) There are (and as of immediately following the Closing there will be) no liens or other encumbrances relating to or attributable to Taxes upon any of the assets or properties of the Company, other than with respect to Taxes not yet due and payable.

             (h) There are no proposed or actual assessments, audits, examinations or disputes as to Taxes of any nature relating to the Company that have not been finally resolved, with all amounts due with respect thereto fully paid.

             (i) The Company has not participated in or cooperated with, nor will it, prior to the Closing Date, participate in or cooperate with, an international boycott within the meaning of Code Section 999.

             (j) The Company is not nor has it ever been a passive foreign investment company within the meaning of Sections 1291-1297 of the Code.

             (k) The Company has never incurred (or been allocated) an "overall foreign loss" as defined in Section 904(f)(2) of the Code which has not been previously recaptured in full as provided in Sections 904(f)(1) and/or 904(f)(3) of the Code.

             (l) The tax bases of the Company's assets for purposes of determining future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

             (m) The Company has not distributed to its shareholders or security holders stock or securities of a controlled corporation, nor have stock or securities of the Company been distributed, in a transaction to which Section 355 of the Code applies (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes a transaction contemplated by this Agreement.

             (n) To the Company's knowledge, after consulting with its independent auditors and tax advisors, neither the Company nor any of its Affiliates has taken or agreed to take any action that would prevent the Merger and Subsequent Merger from together constituting a transaction qualifying as a reorganization under Section 368(a) of the Code (taking into account this Agreement and the provisions hereof relating to the Subsequent Merger).

         2.10 ASSETS.

             (a) The Company is the true and lawful owner, and has good title to, all of the assets (tangible or intangible) purported to be owned by the Company, free and clear of all Security Interests. The Company owns or leases all tangible assets sufficient for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

             (b) Each item of equipment, motor vehicle and other asset that the Company has possession of pursuant to a lease agreement or other contractual arrangement is in such condition that, upon its return to its lessor or owner under the applicable lease or contract, the obligations of the Company to such lessor or owner will have been discharged in full.

         2.11 OWNED REAL PROPERTY. The Company does not own, nor has it ever owned, any real property.

         2.12 REAL PROPERTY LEASES. Section 2.12 of the Disclosure Schedule lists all Leases and lists the term of such Lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to the Buyer complete and accurate copies of the Leases. With respect to each Lease:

             (a) such Lease is legal, valid, binding, enforceable and in full force and effect with respect to the Company;

             (b) to the knowledge of the Company and assuming the receipt of any Required Consents, such Lease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

             (c) neither the Company nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such Lease, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such Lease;

             (d) there are no disputes, oral agreements or forbearance programs in effect as to such Lease;

             (e) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

             (f) to the knowledge of the Company, all facilities leased or subleased thereunder are supplied with utilities and other services adequate for the operation of said facilities; and

             (g) the Company is not aware of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease which would reasonably be expected to materially impair the current uses or the occupancy by the Company of the property subject thereto.

         2.13 INTELLECTUAL PROPERTY.

             (a) Section 2.13(a) of the Disclosure Schedule lists (i) each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Company and (ii) each Customer Deliverable of the Company.

             (b) The Company owns or has the written right to use all Intellectual Property necessary (i) to use, manufacture, have manufactured, market and distribute the Customer Deliverables and (ii) to operate the Internal Systems. Each item of Company Intellectual Property will be owned or available for use by the Buyer immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. The Company has taken all reasonable measures to protect the proprietary nature of each item of Company Intellectual Property, and to maintain in confidence all trade secrets and confidential information, that it owns or uses. No other person or entity has any rights to any of the Company Intellectual Property owned by the Company (except pursuant to agreements or licenses specified in Section 2.13(d) of the Disclosure Schedule), and, to the knowledge of the Company, no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property.

             (c) To the knowledge of the Company, none of the Customer Deliverables, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any patent or registered trademark rights of any person or entity; and none of the Customer Deliverables, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any other Intellectual Property rights of any person or entity. To the knowledge of the Company, none of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. Section 2.13(c) of the Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by the Company alleging any such infringement, violation or misappropriation; and the Company has provided to the Buyer complete and accurate copies of all written documentation in the possession of the Company relating to any such complaint, claim, notice or threat. The Company has provided to the Buyer complete and accurate copies of all written documentation in the Company's possession relating to claims or disputes known to the Company concerning any Company Intellectual Property.

             (d) Section 2.13(d) of the Disclosure Schedule identifies each license or other agreement pursuant to which the Company has licensed, distributed or otherwise granted any rights to any third party with respect to, any Company Intellectual Property. Except as described in Section 2.13(d) of the Disclosure Schedule, the Company has not agreed to indemnify any person or entity against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Customer Deliverables.

             (e) Section 2.13(e) of the Disclosure Schedule identifies each item of Company Intellectual Property that is owned by a party other than the Company, and the license or agreement pursuant to which the Company uses it (excluding off-the-shelf software programs licensed by the Company pursuant to "shrink wrap" licenses).

             (f) The Company has not disclosed the source code for the Software or other confidential information constituting, embodied in or pertaining to the Software to any person or entity, except pursuant to the agreements listed in
Section 2.13(f) of the Disclosure Schedule, and the Company has taken reasonable measure to prevent disclosure of such source code.

             (g) All of the copyrightable materials (including Software) incorporated in or bundled with the Customer Deliverables have been created by employees of the Company within the scope of their employment by the Company or by independent contractors of the Company who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Company. No portion of such copyrightable materials was jointly developed with any third party.

             (h) To the knowledge of the Company, the Customer Deliverables are free from significant defects or programming errors and conform in all material respects to the written documentation and specifications therefor.

         2.14 CONTRACTS.

             (a) Section 2.14 of the Disclosure Schedule lists the following agreements (written or oral) to which the Company is a party as of the date of this Agreement:

                 (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $10,000 per annum or having a remaining term longer than three months;

                 (ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which involves more than the sum of $5,000 or (C) in which the Company has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

                 (iii) any agreement concerning the establishment or operation of a partnership, joint venture or limited liability company;

                 (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $10,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                 (v) any agreement for the disposition of any significant portion of the assets or business of the Company or any agreement for the acquisition of the assets or business of any other entity;

                 (vi) any agreement concerning confidentiality or noncompetition;

                 (vii) any employment or consulting agreement;

                 (viii) any agreement involving any current or former officer, director or stockholder of the Company or an Affiliate thereof;

                 (ix) any agreement under which the consequences of a default or termination would reasonably be expected to have a Company Material Adverse Effect;

                 (x) any agreement which contains any provisions requiring the Company to indemnify any other party (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business); and

                 (xi) any other agreement (or group of related agreements) either involving more than $5,000 or not entered into in the Ordinary Course of Business.

             (b) The Company has delivered to the Buyer a complete and accurate copy of each agreement listed in Section 2.13 or Section 2.14 of the Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect with respect to the Company; (ii) to the knowledge of the Company, the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Company nor, to the knowledge of the Company, any other party, is in material breach or violation of, or material default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a material breach or material default by the Company or, to the knowledge of the Company, any other party under such agreement.

         2.15 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company.

         2.16 INSURANCE. Section 2.16 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, comprehensive general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party, all of which are in full force and effect. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, the Company will not be liable for retroactive premiums or similar payments, and the Company is otherwise in compliance in all material respects with the terms of such policies. The Company has no knowledge of any threatened termination of, or premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

         2.17 LITIGATION. There is no Legal Proceeding which is pending or has been threatened in writing against the Company which (a) seeks either damages in excess of $10,000 or equitable relief or (b) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. There are no judgments, orders or decrees outstanding against the Company.

         2.18 WARRANTIES. No product or service manufactured, sold, leased, licensed or delivered by the Company is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) the applicable standard terms and conditions of sale or lease of the Company, which are set forth in Section 2.18 of the Disclosure Schedule and (ii) manufacturers' warranties for which the Company has any liability. Section 2.18 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company in fulfilling their obligations under their guaranty, warranty, right of return and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements; and the Company does not know of any reason why such expenses should significantly increase as a percentage of sales in the future.

         2.19 EMPLOYEES.

             (a) Section 2.19 of the Disclosure Schedule contains a list of all employees of the Company, along with the position and the annual rate of compensation of each such person. Each current or past employee of the Company has entered into a confidentiality/assignment of inventions agreement with the Company, a copy or form of which has previously been delivered to the Buyer.
Section 2.19 of the Disclosure Schedule contains a list of all employees of the Company who are a party to a non-competition agreement with the Company; copies of such agreements have previously been delivered to the Buyer. To the knowledge of the Company, all of the agreements referenced in the two preceding sentences will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing. Section 2.19 of the Disclosure Schedule contains a list of all employees of the Company who are not citizens of the United States. To the knowledge of the Company, no key employee or group of employees has any plans to terminate employment with the Company.

             (b) The Company is not a party to or bound by any collective bargaining agreement, nor has the Company experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company.

             (c) Section 2.19 of the Disclosure Schedule sets forth a list of all employees of the Company who hold a temporary authorization ("Work Permit") including H-1B, TN, E-1, E-2, L-1 or J-1 visa status or, to the knowledge of the Company, F-1 visa status, or Employment Authorization Document ("EAD") work authorizations, setting forth the name of the employees, the type of Work Permit and, where applicable, the length of time remaining on such Work Permit. With respect to each Work Permit, all of the information that the Company provided to the Department of Labor ("DOL") and the Immigration and Naturalization Service ("INS") in the applications for such Work Permit was, to the Company's actual knowledge, true and complete at the time of filing such applications. The Company received the appropriate notice of approval or other evidence of authorized employment from the employee of the Company holding the Work Permit, the INS, the DOL, the Department of State or other relevant government agency, as applicable, with respect to each such Work Permit. The Company has not received any notice from the INS or any other governmental authority that any Work Permit has been revoked. There is no action pending or, to the knowledge of the Company, threatened to revoke or adversely modify the terms of any of the Work Permits.

         2.20 EMPLOYEE BENEFITS.

             (a) Section 2.20(a) of the Disclosure Schedule contains a complete and accurate list of all Company Plans. Complete and accurate copies of (i) all Company Plans which have been reduced to writing, (ii) written summaries of all unwritten Company Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) the most recent annual reports filed on IRS Form 5500 and (for all funded plans) all plan financial statements for each Company Plan, have been made available to the Buyer.

             (b) Each Company Plan has been administered in all material respects in accordance with its terms and each of the Company and the ERISA Affiliates has in all material respects met its obligations with respect to each Company Plan and has made all required contributions thereto . The Company, each ERISA Affiliate and each Company Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Company Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted. No Company Plan has assets that include securities issued by the Company or any ERISA Affiliate.

             (c) There are no Legal Proceedings (except claims for benefits payable in the normal operation of the Company Plans and proceedings with respect to qualified domestic relations orders) against or involving any Company Plan or asserting any rights or claims to benefits under any Company Plan that could give rise to any material liability.

             (d) All the Company Plans that are intended to be qualified under
Section 401(a) of the Code have received determination, notification, or opinion letters from the Internal Revenue Service to the effect that such Company Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code or have remaining a period of time under applicable Treasury regulations or Internal Revenue Service pronouncements in which to apply for such letters and make any amendments necessary to obtain such a determination, no such determination, notification, or opinion letters have been revoked and, revocation has not been threatened, and no such Company Plan has been amended since the date of its most recent determination, notification, or opinion letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each Company Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date, or has a time remaining under the Code and the applicable Treasury regulations to take appropriate action to satisfy such requirements without any payment by the Company of any amount as a contribution, penalty, excise tax or otherwise as part of such process.

             (e) Neither the Company nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

             (f) At no time has the Company or any ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

             (g) There are no unfunded obligations under any Company Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law, The assets of each Company Plan which is funded are reported at their fair market value on the books and records of such Company Plan.

             (h) No act or omission has occurred and no condition exists with respect to any Company Plan that wouldsubject the Company or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Company Plan.

             (i) No Company Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

             (j) Except as may otherwise be required by law, each Company Plan is amendable and terminable unilaterally by the Company at any time without liability or expense to the Company or such Company Plan as a result thereof (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto) and no Company Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Company Plan.

             (k) Section 2.20(k) of the Disclosure Schedule discloses each: (i) agreement with any stockholder, director, executive officer or other employee of the Company (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this

Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code (without regard to Section 280G(b)(4) thereof); and (iii) agreement or plan binding the Company, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Company Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except as may otherwise be required by applicable law.

             (l) Section 2.20(l) of the Disclosure Schedule sets forth the policy of the Company with respect to accrued vacation, accrued sick time and earned time off and the amount of such liabilities as of five days prior to the date of this Agreement.

         2.21 ENVIRONMENTAL MATTERS.

             (a) The Company has complied with all applicable Environmental Laws in all material respects. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company.

             (b) To the knowledge of the Company, the Company does not have any liabilities or obligations arising from the release of any Materials of Environmental Concern into the environment.

             (c) The Company is not a party to or bound by any court order, administrative order, consent order or other agreement between the Company and any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.

             (d) Set forth in Section 2.21(d) of the Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which the Company has possession of or access to. A complete and accurate copy of each such document has been provided to the Buyer.

             (e) The Company is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company.

         2.22 LEGAL COMPLIANCE. The Company is currently conducting, and has at all times since the formation of the Company conducted, its business in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has not received any notice or communication from any Governmental Entity alleging noncompliance with any applicable law, rule or regulation.

         2.23 CUSTOMERS AND SUPPLIERS. Section 2.23 of the Disclosure Schedule sets forth a list of (a) each customer that accounted for more than 2% of the consolidated revenues of the Company during the last full fiscal year or the interim period through the Most Recent Balance Sheet Date and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product or service to the Company. To the knowledge of the Company, no such customer or supplier has indicated within the past year that it will stop, or materially decrease the rate of, buying products or supplying products, as applicable, to the Company. No current purchase order or commitment of the Company is in excess of the Company's normal requirements as determined in the reasonable discretion of management of the Company, for the products or services to be provided thereunder.

         2.24 PERMITS. Section 2.24 of the Disclosure Schedule sets forth a list of all Permits issued to or held by the Company. Such listed Permits are the only Permits that are required for the Company to conduct their respective businesses as presently conducted or as proposed to be conducted, except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Each such Permit is in full force and effect; the Company is in compliance with the terms of each such Permit; and, to the knowledge of the Company, no suspension or cancellation of such Permit is threatened. To the knowledge of the Company, each such Permit will continue in full force and effect immediately following the Closing.

         2.25 CERTAIN BUSINESS RELATIONSHIPS WITH AFFILIATES. No Affiliate of the Company (a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, or (c) owes any money to, or is owed any money by, the Company. Section 2.25 of the Disclosure Schedule describes any transactions or relationships between the Company and any Affiliate thereof which occurred or have existed since the beginning of the time period covered by the Financial Statements.

         2.26 BROKERS' FEES. The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         2.27 BOOKS AND RECORDS. The minute books and other similar records of the Company contain complete and accurate records of all material actions taken at any meetings of the Company's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company and have been maintained in accordance with good business and bookkeeping practices. Section 2.27 of the Disclosure Schedule contains a list of all bank accounts and safe deposit boxes of the Company and the names of persons having signature authority with respect thereto or access thereto.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                          AND THE TRANSITORY SUBSIDIARY

         Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company that, except as set forth in the Buyer Disclosure Schedule, the statements contained in this Article III are true and correct as of the date of this Agreement, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). The Buyer Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article III; provided that any disclosure shall qualify the disclosure under the section number referred to in the Buyer Disclosure Schedule as well as all other sections in this Article III when it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections; and provided further that the Buyer shall make all reasonable efforts to specifically cross reference in the Buyer Disclosure Schedule all sections where a particular disclosure qualifies or applies.

         3.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Buyer is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Buyer Material Adverse Effect. The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

         3.2 CAPITALIZATION. The authorized capital stock of the Buyer consists of (a) 100,000,000 shares of Buyer Common Stock, of which 38,537,820 shares were issued and outstanding as of March 7, 2002 and (b) 5,000,000 shares of Preferred Stock, $.01 par value per share, of which 1,700 shares have been designated as Series A Preferred Stock and are issued and outstanding. The rights and privileges of each class of the Buyer's capital stock are set forth in the Buyer's Certificate of Incorporation. All of the issued and outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the Merger Shares will be, when issued on the terms and conditions of this Agreement, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Buyer's Certificate of Incorporation or By-laws or any agreement to which the Buyer is a party or is otherwise bound.

         3.3 AUTHORIZATION OF TRANSACTION. Each of the Buyer and the Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer and the Transitory Subsidiary of this Agreement and (in the case of the Buyer) the Escrow Agreement and the consummation by the Buyer and the

Transitory Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Transitory Subsidiary, respectively. This Agreement has been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally and by general principles of equity.

         3.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act and the filing of the Certificate of Merger and the Certificate of Ownership and Merger (with respect to the Subsequent Merger) as required by the Delaware General Corporation Law, neither the execution and delivery by the Buyer or the Transitory Subsidiary of this Agreement or (in the case of the Buyer) the Escrow Agreement, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the charter or By-laws of the Buyer or the Transitory Subsidiary, (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer or the Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets.

         3.5 REPORTS AND FINANCIAL STATEMENTS. The Buyer has previously furnished or made available to the Company complete and accurate copies, as amended or supplemented, of the Buyer Reports. The Buyer Reports constitute all of the documents required to be filed by the Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from December 31, 2000 through the date of this Agreement. The Buyer Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), and (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein.

         3.6 ABSENCE OF MATERIAL ADVERSE CHANGE. Since December 31, 2001, there has not occurred any Buyer Material Adverse Effect.

         3.7 LITIGATION. Except as disclosed in the Buyer Reports, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Buyer's knowledge, threatened against the Buyer or any subsidiary of the Buyer which, if determined adversely to the Buyer or such subsidiary, could have, individually or in the aggregate, a Buyer Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

         3.8 TAX MATTERS. To the Buyer's knowledge, after consulting with its independent auditors and tax advisors, neither the Buyer nor any of its Affiliates has taken or agreed to take any action that would prevent the Merger and Subsequent Merger, together, from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code (taking into account this Agreement and the provisions hereof relating to the Subsequent Merger).

         3.9 INTERIM OPERATIONS OF THE TRANSITORY SUBSIDIARY. The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement.

         3.10 FORM S-3 ELIGIBILITY. The Buyer is currently eligible to use Form S-3 to register the Merger Shares.

                                   ARTICLE IV
                                    COVENANTS

         4.1 CLOSING EFFORTS. Each of the Parties shall use its Reasonable Best Efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

         4.2 GOVERNMENTAL AND THIRD-PARTY NOTICES AND CONSENTS.

             (a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement.

             (b) The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in the Disclosure Schedule.

         4.3 STOCKHOLDER APPROVAL.

             (a) The Company shall use its Reasonable Best Efforts to obtain, as promptly as practicable, the Requisite Stockholder Approval, either at a special meeting of stockholders or pursuant to a written stockholder consent, all in accordance with the applicable requirements of the Delaware General Corporation Law. In connection with such special meeting of stockholders or written stockholder consent, the Buyer shall prepare, and the Company shall provide to its stockholders, the Disclosure Statement, which shall include (A) a summary of the Merger and this Agreement (which summary shall include a summary of the terms relating to the indemnification obligations of the Indemnifying Stockholders, the escrow arrangements and the authority of the Indemnification Representatives, and a statement that the adoption of this Agreement by the stockholders of the Company shall constitute approval of such terms), (B) all of the information required by Rule 502(b)(2) of Regulation D under the Securities Act and (C) a statement that appraisal rights are available for the Company Shares pursuant to Section 262 of the Delaware General Corporation Law and a copy of such Section 262. The Buyer agrees to cooperate with the Company in the preparation of the Disclosure Statement. The Company agrees not to distribute the Disclosure Statement until the Buyer has reviewed and commented on the Disclosure Statement and the Disclosure Statement has been approved by the Buyer (which approval may not be unreasonably withheld, conditioned or delayed). If the Requisite Stockholder Approval is obtained by means of a written consent, the Company shall send, pursuant to Sections 228 and 262(d) of the Delaware General Corporation Law, a written notice to all stockholders of the Company that did not execute such written consent informing them that this Agreement and the Merger were adopted and approved by the stockholders of the Company and that appraisal rights are available for their Company Shares pursuant to Section 262 of the Delaware General Corporation Law (which notice shall include a copy of such Section 262), and shall promptly inform the Buyer of the date on which such notice was sent.

             (b) The Company, acting through its Board of Directors, shall include in the Disclosure Statement the unanimous recommendation of its Board of Directors that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger.

             (c) The Company shall ensure that the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Company shall not be responsible for the accuracy or completeness of any information concerning the Buyer or the Transitory Subsidiary furnished by the Buyer in writing for inclusion in the Disclosure Statement).

             (d) The Buyer shall ensure that any information furnished by the Buyer to the Company in writing for inclusion in the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

             (e) Robert Petrossian, Zhonglin Ko, Zero Gravity Venture Partners L.P. and Zero Gravity Venture Partners (Cayman) LP each agree (i) to vote all Company Shares that are beneficially owned by him, her or it in favor of the adoption of this Agreement and the approval of the Merger, (ii) not to vote any Company Shares in favor of any other acquisition (whether by way of merger, consolidation, share, exchange, stock purchase or asset purchase) of all or a majority of the outstanding capital stock or assets of the Company and (iii) otherwise to use his, her or its Reasonable Best Efforts to obtain the Requisite Stockholder Approval.

         4.4 OPERATION OF BUSINESS. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing, the Company shall conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Closing, the Company shall not, without the written consent of the Buyer:

             (a) issue or sell any stock or other securities of the Company or any options, warrants or rights to acquire any such stock or other securities (except pursuant to the conversion or exercise of Preferred Shares, Options or Warrants outstanding on the date hereof), or amend any of the terms of (including the vesting of) any Options, Warrants or restricted stock agreements, or repurchase or redeem any stock or other securities of the Company (except from former employees, directors or consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with any termination of employment with or services to the Company);

             (b) split, combine or reclassify any shares of its capital stock; or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

             (c) create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

             (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
Section 2.21(k) or increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees (except for existing payment obligations listed in Section 2.21 of the Disclosure Schedule) or hire any new officers or (except in the Ordinary Course of Business) any new employees;

             (e) acquire, sell, lease, license or dispose of any assets or property (including any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

             (f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

             (g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

             (h) amend its charter, by-laws or other organizational documents;

             (i) change its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP, or make any new elections, or changes to any current elections, with respect to Taxes;

             (j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any contract or agreement of a nature required to be listed in Section 2.12, Section 2.13 or Section 2.14 of the Disclosure Schedule;

             (k) make or commit to make any capital expenditure in excess of $5,000 per item or $10,000 in the aggregate;

             (l) institute or settle any Legal Proceeding;

             (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

             (n) agree in writing or otherwise to take any of the foregoing actions.

         4.5 ACCESS TO INFORMATION. The Company shall permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial, tax and accounting records (including the work papers of the Company's independent accountants), contracts, other records and documents, and personnel, of or pertaining to the Company.

         4.6 NOTICE OF BREACHES.

             (a) From the date of this Agreement until the Closing, the Company shall promptly deliver to the Buyer supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation, warranty or statement by the Company in this Agreement or the Disclosure Schedule inaccurate or incomplete in any material respect at any time after the date of this Agreement until the Closing. If the Closing occurs, such supplemental information shall be deemed to cure the misrepresentation or breach of warranty or misstatement to which such supplemental information relates and shall constitute an amendment of such representation, warranty or statement in this Agreement or the Disclosure Schedule such that the Buyer shall not have the right to seek indemnification therefor pursuant to Section 6.1(a).

             (b) From the date of this Agreement until the Closing, the Buyer shall promptly deliver to the Company supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation or warranty made by the Buyer in this Agreement inaccurate or incomplete in any material respect at any time after the date of this Agreement until the Closing. If the Closing occurs, such supplemental information shall be deemed to cure the misrepresentation or breach of warranty to which supplemental information relates and shall constitute an amendment of such representation or warranty in this Agreement such that the Indemnifying Stockholders shall not have the right to seek indemnification therefor pursuant to Section 6.2(a).

         4.7 EXCLUSIVITY.

             (a) The Company shall not, and the Company shall require each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer) concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale or issuance of stock, sale of material assets or similar business transaction involving the Company or any division of the Company, (ii) furnish any non-public information concerning the business, properties or assets of the Company or any division of the Company to any party (other than the Buyer) or (iii) engage in discussions or negotiations with any party (other than the Buyer) concerning any such transaction.

             (b) The Company shall immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that the Company is terminating such discussions or negotiations. If the Company receives any inquiry, proposal or offer of the nature described in paragraph (a) above, the Company shall, within one business day after such receipt, notify the Buyer of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer.

         4.8 EXPENSES AND TRANSFER TAXES. Except as set forth in Article VI and the Escrow Agreement, each of the Parties shall bear its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, HOWEVER, that if the Merger is consummated, (i) the Company shall not incur more than an aggregate of $25,000 in costs and expenses (including legal and accounting fees and expenses) in connection with the Merger and (ii) any such costs and expenses of the Company in excess of $25,000 shall be deemed to be "Excess Transaction Expenses" and included as a liability on the Draft Closing Balance Sheet and the Final Closing Balance Sheet. To the extent that any such costs and expenses are not so included as a liability, they shall be deemed to be Damages for purposes of Section 6.1(b) below. The Surviving Corporation shall pay $25,000 of the legal fees owed to Morrison & Foerster at the Closing, and any additional legal or accounting fees and expenses of the Company for which reasonably detailed written invoices have been received by the Company and the Buyer shall be paid by the Company at Closing or, if later, within two business days after delivery of such invoices to the Buyer. The Buyer and the Company Stockholders shall each pay one-half of any and all sales, use, transfer, stamp, conveyance, value added, recording, registration, documentary, filing or other similar Taxes and fees, whether levied on the Buyer, the Company Stockholders, the

Company or any of their respective Affiliates, resulting from the merger or otherwise on account of this Agreement or the transactions contemplated hereby. In order to give effect to the preceding sentence, the amounts so payable by the Company Stockholders shall be deemed to be Damages for purposes of Section 6.1(b) below to the extent not otherwise paid by the Company Stockholders.

         4.9 RESELLER AGREEMENT. On or prior to the date hereof, the Buyer and the Company shall enter into the Reseller Agreement in the form of EXHIBIT A attached hereto (the "Reseller Agreement").

         4.10 LISTING OF MERGER SHARES. The Buyer shall, if required by the rules of The Nasdaq Stock Market, file with The Nasdaq Stock Market a Notification Form for Listing Additional Shares with respect to the shares of Buyer Common Stock issuable in connection with the Merger or the Earn-Out.

         4.11 TERMINATION OF BENEFIT PLAN. The Company will take all action approved by the Buyer to terminate the Menerva Technologies Retirement Savings Plan (the "Plan") not later than the day prior to the Closing Date.

         4.12 FIRPTA COMPLIANCE. Prior to the Closing Date, the Company shall deliver to the Buyer and to the Internal Revenue Service notices that the Company Shares are not a "U.S. real property interest" in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, or the Company Stockholders shall deliver to the Buyer certifications that they are not foreign persons in accordance with the Treasury Regulations under Section 1445 of the Code.

         4.13 CERTIFICATES OF GOOD STANDING. If requested by the Buyer, the Company shall provide the Buyer with certificates of tax good standing (or similar certifications) in its jurisdiction of organization and the various other jurisdictions in which it is required to file Tax Returns.

         4.14 TAX WITHHOLDING. Notwithstanding any other provision in this Agreement, the Buyer shall have the right to withhold or cause the Escrow Agent to withhold Taxes from any payments to be made hereunder (including without limitation any payments to be made under the Escrow Agreement) if such withholding is required by law and to collect Forms W-8 or W-9, as applicable, from the Company Stockholders.

                                   ARTICLE V
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         5.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

             (a) this Agreement and the Merger shall have received the Requisite Stockholder Approval.

         5.2 CONDITIONS TO OBLIGATIONS OF THE BUYER AND THE TRANSITORY SUBSIDIARY. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Buyer) of the following additional conditions:

             (a) the number of Dissenting Shares shall not exceed five percent of the number of outstanding Common Shares as of the Effective Time (calculated after giving effect to the conversion into Common Shares of all outstanding Preferred Shares), and there shall be fewer than 35 persons who are stockholders of the Company as of the date hereof and as of the Closing Date who are not "accredited investors" for purposes of federal securities laws;

             (b) the Company shall have obtained at its own expense (and shall have provided copies thereof to the Buyer) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Company, except for any failure of which to obtain or effect would not, individually or in the aggregate, have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

             (c) the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date);

             (d) the Company shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

             (e) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement, (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have, individually or in the aggregate, a Company Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

             (f) the Company shall have delivered to the Buyer and the Transitory Subsidiary the Company Certificate;

             (g) each of the Company Stockholders shall have executed and delivered to the Buyer an Investment Representation Letter in the form attached hereto as EXHIBIT B and the Buyer shall have no reason to believe that the statements set forth therein are not true and shall be reasonably satisfied that the issuance and sale of the Merger Shares is exempt from the registration requirements of the Securities Act;

             (h) the Company shall have secured the written consent of Documentum, Inc. not to terminate the Company's agreement with Documentum, Inc. dated March 29, 2001 (the "Documentum Agreement") based on the transactions contemplated by this Agreement, or, alternatively, the Documentum Agreement shall have been modified to the satisfaction of the Buyer;

             (i) the Buyer shall have received copies of the resignations, effective as of the Closing, of each director and officer of the Company (other than any such resignations which the Buyer designates, by written notice to the Company, as unnecessary);

             (j) the Buyer shall have received from counsel to the Company an opinion in substantially the form attached hereto as EXHIBIT C, addressed to the Buyer dated as of the Closing Date;

             (k) the Buyer shall have entered into satisfactory employment arrangements with Robert Petrossian and Zhonglin Ko;

             (l) each of Robert Petrossian and Zhonglin Ko shall have entered into a Non-competition, Non-solicitation and Confidentiality Agreement with the Buyer in the form attached hereto as EXHIBIT D; and

             (m) the Buyer shall have received such other certificates and instruments (including certificates of good standing of the Company in its jurisdiction of organization and the various foreign jurisdictions in which they are qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

         5.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

             (a) the Buyer shall have effected all of the registrations, filings and notices referred to in Section 4.2 which are required on the part of the Buyer, except for any which if not obtained or effected would not have a Buyer Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

             (b) the representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date);

             (c) each of the Buyer and the Transitory Subsidiary shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

             (d) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

             (e) the Buyer shall have delivered to the Company the Buyer Certificate;

             (f) the Company shall have received from counsel to the Buyer and the Transitory Subsidiary an opinion in substantially the form attached hereto as EXHIBIT E, addressed to the Company and dated as of the Closing Date; and

             (g) the Company shall have received such other certificates and instruments (including certificates of good standing of the Buyer and the Transitory Subsidiary in their jurisdiction of organization, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 INDEMNIFICATION BY THE INDEMNIFYING STOCKHOLDERS. The Indemnifying Stockholders shall indemnify the Buyer in respect of, and hold it harmless against, any and all Damages incurred or suffered by the Surviving Corporation or the Buyer or any Affiliate thereof resulting from, relating to or constituting:

             (a) any breach, as of the date of this Agreement or as of the Closing Date, of any representation or warranty of the Company contained in this Agreement or any other agreement or instrument furnished by the Company to the Buyer pursuant to this Agreement;

             (b) any failure to perform any covenant or agreement of the Company contained in this Agreement or any agreement or instrument furnished by the Company to the Buyer pursuant to this Agreement;

             (c) any failure of any Company Stockholder to have good, valid and marketable title to the issued and outstanding Company Shares issued in the name of such Company Stockholder, free and clear of all Security Interests;

             (d) any claim by a stockholder or former stockholder of the Company, or any other person or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company (including, without limitation, any claim by Enable Capital, LLC for warrants or any other equity compensation); (ii) any rights of a stockholder (other than the right to receive the Merger Shares pursuant to this Agreement or appraisal rights under the applicable provisions of the Delaware General Corporation Law), including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the Certificate of Incorporation or By-laws of the Company; or
(iv) any claim that his, her or its shares were wrongfully repurchased by the Company;

             (e) the Purchase Price Adjustment Shortfall;

             (f) any Wage and Hour Liabilities in excess of the amount of Wage and Hour Liabilities accrued on the Final Closing Balance Sheet, as such accrued amount has been reduced by any payments of Withheld Cash pursuant to Section 1.11(d); or

             (g) any liability of the Company for Taxes relating to the period prior to the Closing, or relating to any payments or other arrangements that may be treated as excess parachute payments under Section 280G of the Code.

         6.2 INDEMNIFICATION BY THE BUYER. The Buyer shall indemnify the Indemnifying Stockholders in respect of, and hold them harmless against, any and all Damages incurred or suffered by the Indemnifying Stockholders resulting from, relating to or constituting:

             (a) any breach, as of the date of this Agreement or as of the Closing Date, of any representation or warranty of the Buyer or the Transitory Subsidiary contained in this Agreement or any other agreement or instrument furnished by the Buyer or the Transitory Subsidiary to the Company pursuant to this Agreement;

             (b) any failure to perform any covenant or agreement of the Buyer or the Transitory Subsidiary contained in this Agreement or any agreement or instrument furnished by the Buyer or the Transitory Subsidiary to the Company pursuant to this Agreement; and

             (c) any Taxes imposed on the Indemnifying Stockholders solely arising out of the failure of Buyer to cause Surviving Corporation to merge into Buyer in accordance with this Agreement.

         6.3 INDEMNIFICATION CLAIMS.

             (a) An Indemnified Party shall give written notification to the Indemnifying Party of the commencement of any Third Party Action. Such notification shall be given promptly after receipt by the Indemnified Party of notice of such Third Party Action, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third Party Action and the amount of the claimed damages; provided, however, that no delay or failure on the part of the Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 30 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Action with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such Third Party Action constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VI and (B) the AD DAMNUM is less than or equal to the amount of Damages for which the Indemnifying Party is liable under this Article VI and (ii) the Indemnifying Party may not assume control of the defense of Third Party Action involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not, or is not permitted under the terms hereof to, so assume control of the defense of a Third Party Action, the Indemnified Party shall control such defense. The Non-controlling Party may participate in such defense at its own expense. The Controlling Party shall keep the Non-controlling Party advised of the status of such Third Party Action and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling

Party with such information as it may have with respect to such Third Party Action (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such Third Party Action. The fees and expenses of counsel to the Indemnified Party with respect to a Third Party Action shall be considered Damages for purposes of this Agreement if (i) the Indemnified Party controls the defense of such Third Party Action pursuant to the terms of this Section 6.3(a) or (ii) the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such Third Party Action. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any Third Party Action without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Action without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed.

             (b) In order to seek indemnification under this Article VI, an Indemnified Party shall deliver a Claim Notice to the Indemnifying Party. If the Indemnified Party is the Buyer and is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party shall deliver a copy of the Claim Notice to the Escrow Agent.

             (c) Within 30 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a Response, in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer; provided that if the Indemnified Party is the Buyer and is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Fair Market Value equal to the Claimed Amount), (ii) agree that the Indemnified Party is entitled to receive the Agreed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer; provided that if the Indemnified Party is the Buyer and is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Fair Market Value equal to the Agreed Amount) or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount.

             (d) During the 30-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 30-day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to binding arbitration, and if the Indemnifying Party and the Indemnified Party agree in writing to submit the Dispute to such arbitration, then the provisions of
Section 6.3(e) shall become effective with respect to such Dispute. The provisions of this Section 6.3(d) shall not obligate the Indemnifying Party and the Indemnified Party to submit to arbitration or any other alternative dispute resolution procedure with respect to any Dispute, and in the absence of an agreement by the Indemnifying Party and the Indemnified Party to arbitrate a Dispute, such Dispute shall be resolved in a state or federal court sitting in
(i) San Francisco, California, if the Indemnified Party is the Indemnifying Stockholders or (ii) New York, New York, if the Indemnified Party is the Buyer, in accordance with Section 10.11. If the Indemnified Party is the Buyer and is seeking to enforce the claim that is the subject of the Dispute pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, arbitration, judicial decision or otherwise), a written notice executed by both parties instructing the Escrow Agent as to what (if any) portion of the Escrow Shares shall be distributed to the Buyer and/or the Indemnifying Stockholders (which notice shall be consistent with the terms of the resolution of the Dispute).

             (e) If, as set forth in Section 6.3(d), the Indemnified Party and the Indemnifying Party agree to submit any Dispute to binding arbitration, the arbitration shall be conducted by a single arbitrator (the "ARBITRATOR") in accordance with the Commercial Rules in effect from time to time and the following provisions:

                 (i) In the event of any conflict between the Commercial Rules in effect from time to time and the provisions of this Agreement, the provisions of this Agreement shall prevail and be controlling.

                 (ii) The parties shall commence the arbitration by jointly filing a written submission in accordance with Commercial Rule 5 (or any successor provision) with the office of the AAA in (i) San Francisco, California, if the Indemnified Party is the Indemnifying Stockholders or (ii) New York, New York if the Indemnified Party is the Buyer.

                 (iii) No depositions or other discovery shall be conducted in connection with the arbitration.

                 (iv) Not later than 30 days after the conclusion of the arbitration hearing, the Arbitrator shall prepare and distribute to the parties a writing setting forth the arbitral award and the Arbitrator's reasons therefor. Any award rendered by the Arbitrator shall be final, conclusive and binding upon the parties, and judgment thereon may be entered and enforced in any court of competent jurisdiction (subject to Section 10.11), provided that the Arbitrator shall have no power or authority to grant injunctive relief, specific performance or other equitable relief.

                 (v) The Arbitrator shall have no power or authority, under the Commercial Rules or otherwise, to (x) modify or disregard any provision of this Agreement, including the provisions of this Section 6.3(e), or (y) address or resolve any issue not submitted by the parties.

                 (vi) In connection with any arbitration proceeding pursuant to this Agreement, each party shall bear its own costs and expenses, except that the fees and costs of the AAA and the Arbitrator, the costs and expenses of obtaining the facility where the arbitration hearing is held, and such other costs and expenses as the Arbitrator may determine to be directly related to the conduct of the arbitration and appropriately borne jointly by the parties (which shall not include any party's attorneys' fees or costs, witness fees (if any), costs of investigation and similar expenses) shall be shared equally by the Indemnified Party and the Indemnifying Party.

             (f) Notwithstanding the other provisions of this Section 6.3, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this Article VI, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VI, and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Article VI, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI).

             (g) For purposes of this Section 6.3 and the second and third sentences of Section 6.4, (i) if the Indemnifying Stockholders comprise the Indemnifying Party, any references to the Indemnifying Party (except provisions relating to an obligation to make any payments) shall be deemed to refer to the Indemnification Representatives, and (ii) if the Indemnifying Stockholders comprise the Indemnified Party, any references to the Indemnified Party (except provisions relating to an obligation to make or a right to receive any payments) shall be deemed to refer to the Indemnification Representatives. The Indemnification Representatives shall have full power and authority on behalf of each Indemnifying Stockholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Indemnifying Stockholders under this Article VI. The Indemnification Representatives shall have no liability to any Indemnifying Stockholder for any action taken or omitted on behalf of the Indemnifying Stockholders pursuant to this Article VI.

         6.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties that are covered by the indemnification agreements in Section 6.1(a) and Section 6.2(a) shall (a) survive the Closing and (b) expire on the date one year following the Closing Date, except that claims of breach of representations and warranties which such breach constitutes fraud shall survive without limitation. If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or an Expected Claim Notice based upon a breach of such representation or warranty, then if the representation or warranty would otherwise have expired pursuant to the first sentence of this
Section 6.4, the applicable representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party; and if the Indemnified Party has delivered a copy of the Expected Claim Notice to the Escrow Agent and Escrow Shares have been retained in escrow after the Termination Date (as defined in the Escrow Agreement) with respect to such Expected Claim Notice, the Indemnifying Party and the Indemnified Party shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to distribute such retained Escrow Shares to the Indemnifying Stockholders in accordance with the terms of the Escrow Agreement. The rights to indemnification set forth in this Article VI shall not be affected by (i) any investigation conducted by or on behalf of an Indemnified Party or any knowledge acquired (or capable of being acquired) by an Indemnified Party, whether before or after the date of this Agreement or the Closing Date (including through supplements to the Disclosure Schedule permitted by Section 4.6), with respect to the inaccuracy or noncompliance with any representation, warranty, covenant or obligation which is the subject of indemnification hereunder or (ii) any waiver by an Indemnified Party of any closing condition relating to the accuracy of representations and warranties or the performance of or compliance with agreements and covenants.

         6.5 LIMITATIONS.

             (a) Notwithstanding anything to the contrary herein, (i) the aggregate liability of the Indemnifying Stockholders for Damages under Section 6.1(a) (but not including claims relating to a breach of representation or warranty set forth in Section 2.13 and claims based on fraud) shall not exceed $2,000,000, (ii) the aggregate liability of the Indemnifying Stockholders for Damages under Section 6.1(a), including claims relating to a breach of a representation or warranty of the Company set forth in 2.13 but not including claims based on fraud, shall not exceed $6,000,000 (provided, that, notwithstanding the foregoing, (A) the liability of Robert Petrossian under this clause (ii) shall be limited to the value of the Cash Component and Merger Shares (other than the Earn-out Shares) paid to him as a Company Stockholder under this Agreement (with such Merger Shares valued at Fair Market Value) (such value being defined as the "Petrossian Consideration"), and (B) the aggregate liability of all other Indemnifying Stockholders under this clause (ii) shall be limited to (X) $6,000,000 minus (Y) the Petrossian Consideration), (iii) the Indemnifying Stockholders shall not be liable under Section 6.1(a) unless and until the aggregate Damages for which they would otherwise be liable under
Section 6.1(a) exceed $35,000 (at which point the Indemnifying Stockholders shall become liable for the aggregate Damages under Section 6.1(a), and not just amounts in excess of $35,000) and (iv) each Indemnifying Stockholder shall only be liable for his, her or its pro rata share (based on the aggregate consideration received by such Indemnifying Stockholder as a percentage of the aggregate consideration paid by the Buyer to all Company Stockholders). For purposes solely of determining the amount of Damages to which the Buyer shall be entitled pursuant to this Article VI, all representations and warranties of the Company in Article II shall be construed as if the term "material" and any reference to "Company Material Adverse Effect" (and variations thereof) were omitted from such representations and warranties.

             (b) Notwithstanding anything to the contrary herein, (i) the aggregate liability of the Buyer for Damages under Section 6.2(a) shall not exceed $2,000,000, (ii) the Buyer shall not be liable under Section 6.2(a) unless and until the aggregate Damages for which it would otherwise be liable under Section 6.2(a) exceed $35,000 (at which point the Buyer shall become liable for the aggregate Damages under Section 6.2(a), and not just amounts in excess of $35,000). For purposes solely of determining the amount of Damages to which the Indemnifying Stockholders shall be entitled pursuant to this Article VI, all representations and warranties of the Buyer and the Transitory Subsidiary in Article III shall be construed as if the term "material" and any reference to "Buyer Material Adverse Effect" (and variations thereof) were omitted from such representations and warranties.

             (c) The Escrow Agreement is intended to secure the indemnification obligations of the Indemnifying Stockholders under this Agreement. Indemnification claims by the Buyer under this Article VI shall first be satisfied from the Escrow Shares. However, the rights of the Buyer under this
Article VI shall not be limited to the Escrow Shares nor shall the Escrow Agreement be the exclusive means for the Buyer to enforce such rights.

             (d) Except with respect to claims based on fraud, after the Closing, the rights of the Indemnified Parties under this Article VI and the Escrow Agreement shall be the exclusive remedy of the Indemnified Parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement.

             (e) No Indemnifying Stockholder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

         6.6 OPTION TO PAY CASH OR STOCK. Notwithstanding any provision of this
Article VI to the contrary, if the Indemnifying Party is the Indemnifying Stockholders, the Indemnifying Party may, at its election, satisfy any claim pursuant to Section 6.1 by delivering (i) cash in an amount equal to the amount of such claim by wire transfer of immediately available funds to an account designated by the Buyer, (ii) shares of Buyer Common Stock (deemed to be valued at Fair Market Value) equal to the amount of such claim or (iii) any combination of the cash or shares of Buyer Common Stock having an aggregate Fair Market Value equal to the amount of such claim. In no event shall any Indemnifying Stockholder (other than Robert Petrossian) be liable to the Buyer under any provision of this Agreement (other than Section 6.1(c)) for an amount in excess of the Merger Shares (less the Earn-Out Shares) received by such Indemnifying Stockholder (with such Merger Shares deemed to be valued at the Fair Market Value).

                                  ARTICLE VII
                               REGISTRATION RIGHTS

         7.1 REGISTRATION OF SHARES. The Buyer shall file with the SEC, within 45 days following the Closing, the Stockholder Registration Statement (whether on Form S-1 or S-3, as applicable). The Buyer shall use its best efforts to cause the Stockholder Registration Statement to be declared effective by the SEC as soon as practicable. The Buyer shall cause the Stockholder Registration Statement to remain effective until the later of (i) the date one year after the Closing Date or (ii) such time as all of the Merger Shares covered by the Stockholder Registration Statement may be sold pursuant to Rule 144 promulgated under the Securities Act.

         7.2 LIMITATIONS ON REGISTRATION RIGHTS.

             (a) The Buyer may, by written notice to the Company Stockholders,
(i) delay the filing or effectiveness of the Stockholder Registration Statement or (ii) suspend the Stockholder Registration Statement after effectiveness and require that the Company Stockholders immediately cease sales of shares pursuant to the Stockholder Registration Statement, in the event that (A) the Buyer files a registration statement (other than a registration statement on Form S-8 or its successor form) with the SEC for a public offering of its securities or (B) the Buyer is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Buyer desires to keep confidential for business reasons, if the Buyer determines in good faith that the public disclosure requirements imposed on the Buyer under the Securities Act in connection with the Stockholder Registration Statement would require disclosure of such activity, transaction, preparations or negotiations; provided, however, that the Buyer shall not delay or suspend the Stockholder Registration Statement, as the case may be, for a period in excess of 60 days, shall not exercise the right to delay more than once and shall not exercise the right to suspend more than once.

             (b) If the Buyer delays or suspends the Stockholder Registration Statement or requires the Company Stockholders to cease sales of shares pursuant to paragraph (a) above, the Buyer shall, as promptly as practicable following the termination of the circumstance which entitled the Buyer to do so, take such actions as may be necessary to file or reinstate the effectiveness of the Stockholder Registration Statement and/or give written notice to all Company Stockholders authorizing them to resume sales pursuant to the Stockholder Registration Statement. If as a result thereof the prospectus included in the Stockholder Registration Statement has been amended to comply with the requirements of the Securities Act, the Buyer shall enclose such revised prospectus with the notice to Company Stockholders given pursuant to this paragraph (b), and the Company Stockholders shall make no offers or sales of shares pursuant to the Stockholder Registration Statement other than by means of such revised prospectus.

         7.3 REGISTRATION PROCEDURES.

             (a) In connection with the filing by the Buyer of the Stockholder Registration Statement, the Buyer shall furnish to each Company Stockholder a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act.

             (b) If the Buyer has delivered preliminary or final prospectuses to the Company Stockholders and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act, the Buyer shall promptly notify the Company Stockholders and, if requested by the Buyer, the Company Stockholders shall immediately cease making offers or sales of shares under the Stockholder Registration Statement and return all prospectuses to the Buyer. The Buyer shall promptly provide the Company Stockholders with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, the Company Stockholders shall be free to resume making offers and sales under the Stockholder Registration Statement.

             (c) The Buyer shall pay the expenses incurred by it in complying with its obligations under this Article VII, including all registration and filing fees, exchange listing fees, fees for drafting opinion letters as required by brokers, fees and expenses of counsel for the

Buyer, and fees and expenses of accountants for the Buyer, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Company Stockholders in connection with sales under the Stockholder Registration Statement and (ii) the fees and expenses of any counsel retained by Company Stockholders.

         7.4 REQUIREMENTS OF COMPANY STOCKHOLDERS. The Buyer shall not be required to include any Merger Shares in the Stockholder Registration Statement unless:

             (a) the Company Stockholder owning such shares furnishes to the Buyer in writing such information regarding such Company Stockholder and the proposed sale of Merger Shares by such Company Stockholder as the Buyer may reasonably request in writing in connection with the Stockholder Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities;

             (b) such Company Stockholder shall have provided to the Buyer its written agreement:

                 (i) to indemnify the Buyer and each of its directors and officers against, and hold the Buyer and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Buyer or such directors and officers may become subject by reason of any statement or omission in the Stockholder Registration Statement made in reliance upon, or in conformity with, a written statement by such Company Stockholder furnished pursuant to this Section 7.4; and

                 (ii) to report to the Buyer sales made pursuant to the Stockholder Registration Statement.

         7.5 INDEMNIFICATION. The Buyer agrees to indemnify and hold harmless each Company Stockholder whose shares are included in the Stockholder Registration Statement against any losses, claims, damages, expenses or liabilities to which such Company Stockholder may become subject by reason of any untrue statement of a material fact contained in the Stockholder Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished to the Buyer by or on behalf of a Company Stockholder for use in the Stockholder Registration Statement. The Buyer shall have the right to assume the defense and settlement of any claim or suit for which the Buyer may be responsible for indemnification under this Section 7.5.

         7.6 ASSIGNMENT OF RIGHTS. A Company Stockholder may not assign any of its rights under this Article VII except in connection with the transfer of some or all of his, her or its Merger Shares to a child or spouse, or trust for their benefit or, in the case of a partnership, limited liability company or corporation, to its partners, members or stockholders, respectively, pursuant to a pro rata distribution of its Merger Shares, PROVIDED each such transferee agrees in a written instrument delivered to the Buyer to be bound by the provisions of this Article VII.

                                  ARTICLE VIII
                                   TERMINATION

         8.1 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement prior to the Closing (whether before or after Requisite Stockholder Approval), as provided below:

             (a) the Parties may terminate this Agreement by mutual written consent;

             (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (c) or (d) of Section 5.2 not to be satisfied and (ii) is not cured within 20 days following delivery by the Buyer to the Company of written notice of such breach;

             (c) the Company may terminate this Agreement by giving written notice to the Buyer in the event the Buyer or the Transitory Subsidiary is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (b) or (c) of Section 5.3 not to be satisfied and (ii) is not cured within 20 days following delivery by the Company to the Buyer of written notice of such breach;

             (d) the Buyer or the Company may terminate this Agreement by giving written notice to the Company or the Buyer, as applicable, at any time after the stockholders of the Company have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger failed to receive the Requisite Stockholder Approval;

             (e) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before May 31, 2002 by reason of the failure of any condition precedent under Section 5.1 or 5.2 (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement); or

             (f) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred on or before May 31, 2002 by reason of the failure of any condition precedent under Section 5.1 or 5.3 (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement).

         8.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 8.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for willful breaches of this Agreement); provided, however, that (i) the Reseller Agreement shall remain in full force and effect in accordance with its terms and (ii) in the event that this Agreement is terminated by the Company pursuant to Section 8.1(c ) or (f) above (but only, in the event of a termination pursuant to Section 8.1(f), for a failure of a condition in Section 5.3), the Buyer shall, at the written request of the Company made within five days after such termination, loan $200,000 to the Company on terms reasonably acceptable to the Company and the Buyer, which such loan shall (i) bear interest at 5% per annum, which shall be paid annually; (ii) be convertible at the Buyer's option, based on a Company valuation equal to the lesser of (A) $4,000,000 or (B) the post-money valuation in the next round of equity financing by the Company of at least $5,000,000, into preferred stock having terms and conditions which are pari passu with the most senior of the Company's preferred stock as may be issued from time to time; (iii) shall be secured by all of the assets of the Company; and (iv) shall be due and payable in full on the third anniversary of the date of the making of such loan.

                                   ARTICLE IX
                                   DEFINITIONS

         For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

         "AAA" shall mean the American Arbitration Association.

         "AFFILIATE" shall mean any affiliate, as defined in Rule 12b-2 under the Securities Exchange Act of 1934.

         "AGREED AMOUNT" shall mean part, but not all, of the Claimed Amount.

         "AGGREGATE CONVERSION VALUE" shall mean the Fair Market Value of the cash and shares of Buyer Common Stock payable pursuant to this Agreement upon conversion of a share of the Common Shares, the Series A Preferred Shares or the Series B Preferred Shares, as the case may be, but not including the Common Share Earn-Out Payment or the Series B Preferred Share Earn-Out Payment.

         "AGGREGATE EARN-OUT" shall have the meaning set forth in Section 1.10.

         "ARBITRATOR" shall have the meaning set forth in Section 6.3(e).

         "AUDITOR" shall have the meaning set forth in Section 1.10(c).

         "BUYER" shall have the meaning set forth in the first paragraph of this Agreement.

         "BUYER CERTIFICATE" shall mean a certificate to the effect that each of the conditions specified in clauses (a) through (d) (insofar as clause (d) relates to Legal Proceedings involving the Buyer or the Transitory Subsidiary) of Section 5.3 is satisfied in all respects.

         "BUYER COMMON STOCK" shall mean the shares of common stock, $.0001 par value per share, of the Buyer.

         "BUYER MATERIAL ADVERSE EFFECT" shall mean any material adverse change, event, circumstance or development with respect to, or material adverse effect on, the business, assets, liabilities, capitalization, condition (financial or other), or results of operations of the Buyer; provided, however, that acquisitions by the Buyer or the execution and delivery of definitive agreements therefor, of complementary or strategic products, technologies or businesses shall be deemed not to have a Buyer Material Adverse Effect. For the avoidance of doubt, the parties agree that the terms "material", "materially" or "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Buyer Material Adverse Effect.

         "BUYER REPORTS" shall mean (a) the Buyer's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with SEC, and (b) all other reports filed by the Buyer under Section 13 or subsections (a) or (c) of
Section 14 of the Exchange Act with the SEC since December 31, 2001.

         "CASH COMPONENT" shall mean the cash component of the consideration payable to the Company Stockholders pursuant to Section 1.5 in exchange for their Company Shares.

         "CASH PAYABLES AMOUNT" shall have the meaning set forth in Section 1.11(d).

         "CERCLA" shall mean the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERTIFICATE OF MERGER" shall mean the certificate of merger or other appropriate documents prepared and executed in accordance with Section 251(c) of the Delaware General Corporation Law.

         "CERTIFICATES" shall mean stock certificates that, immediately prior to the Effective Time, represented Company Shares converted into Merger Shares pursuant to Section 1.5 (including any Company Shares referred to in the last sentence of Section 1.6(a)).

         "CLAIM NOTICE" shall mean written notification which contains (i) a description of the Damages incurred or reasonably expected to be incurred by the Indemnified Party and the Claimed Amount of such Damages, to the extent then known, (ii) a statement that the Indemnified Party is entitled to indemnification under Article VI for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages.

         "CLAIMED AMOUNT" shall mean the amount of any Damages incurred or reasonably expected to be incurred by the Indemnified Party.

         "CLOSING" shall mean the closing of the transactions contemplated by this Agreement.

         "CLOSING DATE" shall mean the date two business days after the satisfaction or waiver of all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby (excluding the delivery at the Closing of any of the documents set forth in Article V), or such other date as may be mutually agreeable to the Parties.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMMERCIAL RULES" shall mean the Commercial Arbitration Rules of the AAA.

         "COMMON CONVERSION RATIO" shall mean the Common Share Amount divided by $6.07.

         "COMMON SHARE EARN-OUT PAYMENT" shall have the meaning set forth in
Section 1.10.

         "COMMON SHARES" shall mean the shares of common stock, $.001 par value per share, of the Company.

         "COMMON SHARES AGGREGATE CASH AMOUNT" means the sum of $2,249,999 plus the aggregate exercise price (not to exceed $160,000) of all Options which are outstanding immediately following the Effective Time.

         "COMPANY" shall have the meaning set forth in the first paragraph of this Agreement.

         "COMPANY CERTIFICATE" shall mean a certificate to the effect that each of the conditions specified in clause (a) of Section 5.1 and clauses (a) through
(e) (insofar as clause (e) relates to Legal Proceedings involving the Company or a Subsidiary) of Section 5.2 is satisfied in all respects.

         "COMPANY INTELLECTUAL PROPERTY" shall mean the Intellectual Property owned by or licensed to the Company or a Subsidiary and covering, incorporated in, underlying or used in connection with the Customer Deliverables or the Internal Systems.

         "COMPANY MATERIAL ADVERSE EFFECT" shall mean any material adverse change, event, circumstance or development with respect to, or material adverse effect on, the business, assets, liabilities, capitalization, condition (financial or other), or results of operations of the Company. For the avoidance of doubt, the parties agree that the terms "material", "materially" or "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Company Material Adverse Effect.

         "COMPANY PLAN" shall mean any Employee Benefit Plan maintained, or contributed to, by the Company, any Subsidiary or any ERISA Affiliate.

         "COMPANY SHARES" shall mean the Common Shares and the Preferred Shares together.

         "COMPANY STOCK PLAN" shall mean any stock option plan or other stock or equity-related plan of the Company.

         "COMPANY STOCKHOLDERS" shall mean the stockholders of record of the Company immediately prior to the Effective Time.

         "CONTROLLING PARTY" shall mean the party controlling the defense of any Third Party Action.

         "CUSTOMER DELIVERABLES" shall mean (a) the products that the Company
(i) currently manufactures, markets, sells or licenses, or (ii) has manufactured, marketed, sold or licensed within the previous three years, or
(iii) currently plans to manufacture, market, sell or license in the future and
(b) the services that the Company (i) currently provides, or (ii) has provided within the previous three years, or (iii) currently plans to provide in the future.

         "DAMAGES" shall mean any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), diminution in value, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation), other than those costs and expenses of arbitration of a Dispute which are to be shared equally by the Indemnified Party and the Indemnifying Party as set forth in Section 6.3(e)(vi); provided, however, that "Damages" shall not include any incidental or consequential damages.

         "DISCLOSURE SCHEDULE" shall mean the disclosure schedule provided by the Company to the Buyer on the date hereof and accepted in writing by the Buyer, as the same may be supplemented pursuant to Section 4.6.

         "DISCLOSURE STATEMENT" shall mean a written proxy or information statement containing the information prescribed by Section 4.3(a).

         "DISPUTE" shall mean the dispute resulting if the Indemnifying Party in a Response disputes its liability for all or part of the Claimed Amount.

         "DISSENTING SHARES" shall mean Company Shares held as of the Effective Time by a Company Stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the Delaware General Corporation Law and not effectively withdrawn or forfeited prior to the Effective Time.

         "DRAFT CLOSING BALANCE SHEET" shall mean the draft closing balance sheet prepared by the Buyer pursuant to Section 1.11(a).

         "EARN-OUT SHARES" shall have the meaning set forth in Section 1.10(d).

         "EFFECTIVE TIME" shall mean the time at which the Surviving Corporation files the Certificate of Merger with the Secretary of State of the State of Delaware.

         "EMPLOYEE BENEFIT PLAN" shall mean any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

         "ENVIRONMENTAL LAW" shall mean any federal, state or local law, statute, rule, order, directive, judgment, Permit or regulation or the common law relating to the environment, occupational health and safety, or exposure of persons or property to Materials of Environmental Concern, including any statute, regulation, administrative decision or order pertaining to: (i) the presence of or the treatment, storage, disposal, generation, transportation, handling, distribution, manufacture, processing, use, import, export, labeling, recycling, registration, investigation or remediation of Materials of Environmental Concern or documentation related to the foregoing; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release, threatened release, or accidental release into the environment, the workplace or other areas of

Materials of Environmental Concern, including emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern; (v) transfer of interests in or control of real property which may be contaminated; (vi) community or worker right-to-know disclosures with respect to Materials of Environmental Concern; (vii) the protection of wild life, marine life and wetlands, and endangered and threatened species; (viii) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; and
(ix) health and safety of employees and other persons. As used above, the term "release" shall have the meaning set forth in CERCLA.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" shall mean any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company.

         "ESCROW AGREEMENT" shall mean an escrow agreement in substantially the form attached hereto as EXHIBIT F.

         "ESCROW AGENT" shall mean State Street Bank and Trust Company.

         "ESCROW SHARES" shall have the meaning set forth in Section 1.5(d).

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXPECTED CLAIM NOTICE" shall mean a notice that, as a result of a legal proceeding instituted by or written claim made by a third party, an Indemnified Party reasonably expects to incur Damages for which it is entitled to indemnification under Article VI.

         "FAIR MARKET VALUE" shall mean (1) for cash, the face amount thereof and (2) for each share of Buyer Common Stock, for all purposes under this Agreement and the Escrow Agreement (including the Buyer Common Stock, if any, delivered in payment of the Common Share Earn-Out Payment or the Series B Preferred Share Earn-Out Payment, the Escrow Shares, and the determination of fractional share payments, if any), six dollars and seven cents ($6.07).

         "FINANCIAL STATEMENTS" shall mean:

             (a) the unaudited balance sheets and statements of income and cash flows of the Company as of the end of and for each of the last two fiscal years, and

             (b) the Most Recent Balance Sheet and the unaudited statements of income and cash flows for the two months ended as of the Most Recent Balance Sheet Date.

         "GAAP" shall mean United States generally accepted accounting principles.

         "GOVERNMENTAL ENTITY" shall mean any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

         "INDEMNIFICATION REPRESENTATIVES" shall mean Robert Petrossian and Zero Gravity Venture Partners, L.P.

          "INDEMNIFIED PARTY" shall mean a party entitled, or seeking to assert rights, to indemnification under Article VI.

         "INDEMNIFYING PARTY" shall mean the party from whom indemnification is sought by the Indemnified Party.

         "INDEMNIFYING STOCKHOLDERS" shall mean the Company Stockholders receiving Merger Shares pursuant to Section 1.5.

         "INITIAL SHARES" shall have the meaning set forth in Section 1.5(d).

         "INTELLECTUAL PROPERTY" shall mean all:

             (a) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations;

             (b) trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof;

             (c) copyrights and registrations and applications for registration thereof;

             (d) mask works and registrations and applications for registration thereof;

             (e) computer software, data and documentation;

             (f) inventions, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information;

             (g) other proprietary rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions); and

             (h) copies and tangible embodiments thereof.

         "INTERNAL SYSTEMS" shall mean the internal systems of the Company that are used in its business or operations, including computer hardware systems, software applications and embedded systems.

         "LEASE" shall mean any lease or sublease pursuant to which the Company leases or subleases from another party any real property.

         "LEGAL PROCEEDING" shall mean any action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator.

         "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean any: pollutants, contaminants or hazardous substances (as such terms are defined under CERCLA), pesticides (as such term is defined under the Federal Insecticide, Fungicide and Rodenticide Act), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), chemicals, other hazardous, radioactive or toxic materials, oil, petroleum and petroleum products (and fractions thereof), or any other material (or article containing such material) listed or subject to regulation under any law, statute, rule, regulation, order, Permit, or directive due to its potential, directly or indirectly, to harm the environment or the health of humans or other living beings.

         "MERGER" shall mean the merger of the Transitory Subsidiary with and into the Company in accordance with the terms of this Agreement.

         "MERGER SHARES" shall mean the Initial Shares, the Escrow Shares and the Earn-Out Shares, together.

         "MOST RECENT BALANCE SHEET" shall mean the unaudited consolidated balance sheet of the Company as of the Most Recent Balance Sheet Date.

         "MOST RECENT BALANCE SHEET DATE" shall mean February 28, 2002.

         "NET LICENSE REVENUE" shall mean the revenue recognized by the Buyer (on a consolidated basis) for the license, sublicense or sale of the Customer Deliverables, net of discounts, returns, accounts receivable write-offs and reserves for doubtful accounts, and excluding any fees for maintenance, support, training, hosting or services or products other than Customer Deliverables.

         "NET WORKING CAPITAL" shall mean the excess of short-term assets over short-term liabilities, as shown on the applicable balance sheet; provided, however, that for purposes hereof, accounts receivable which are more than 90 days old shall not be included as short-term assets.

         "NET WORKING CAPITAL DEFICIENCY" shall mean the amount, if any, by which Net Working Capital is negative.

         "NET WORKING CAPITAL SHORTFALL" shall have the meaning set forth in
Section 1.11(c).

         "NON-CONTROLLING PARTY" shall mean the party not controlling the defense of any Third Party Action.

         "OBJECTION DEADLINE DATE" shall mean 5:00 p.m. Eastern Time on the 30th day after delivery of the Draft Closing Balance Sheet.

         "OPTION" shall mean each option to purchase or acquire Common Shares, whether issued by the Company pursuant to the Option Plan or otherwise.

         "OPTION PLAN" shall mean the Company's 2000 Stock Incentive Plan.

         "ORDINARY COURSE OF BUSINESS" shall mean the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount).

         "PARTIES" shall mean the Buyer, the Transitory Subsidiary and the Company.

         "PERMITS" shall mean all permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights issued by or obtained from any Governmental Entity (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property).

         "PREFERRED SHARES" shall mean the Series A Preferred Shares and the Series B Preferred Shares.

         "REASONABLE BEST EFFORTS" shall mean best efforts, to the extent commercially reasonable.

         "REQUIRED CONSENTS" shall have the meaning set forth in Section 2.4.

         "REQUISITE STOCKHOLDER APPROVAL" shall mean the adoption of this Agreement and the approval of the Merger by a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and the Merger.

         "RESPONSE" shall mean a written response containing the information provided for in Section 6.3(c).

         "RESELLER AGREEMENT" shall have the meaning set forth in Section 4.9.

         "SEC" shall mean the Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SECURITY INTEREST" shall mean any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business of the Company and not material to the Company.

         "SERIES A PREFERRED SHARES" shall mean the shares of Series A Convertible Preferred Stock, $.001 par value per share, of the Company.

         "SERIES B MAXIMUM PAYOUT" shall have the meaning set forth in Section 1.5(c).

         "SERIES B PREFERRED SHARE EARN-OUT PAYMENT" shall have the meaning set forth in Section 1.10.

         "SERIES B PREFERRED SHARES" shall mean the shares of Series B Convertible Preferred Stock, $.001 par value per share, of the Company.

         "SOFTWARE" shall mean any software owned by the Company.

         "STOCKHOLDER REGISTRATION STATEMENT" shall mean a registration statement on Form S-3 (or, if the Company is not then eligible to use Form S-3, on Form S-1) covering the resale to the public by the Company Stockholders of the Merger Shares.

         "SUBSEQUENT MERGER" shall have the meaning set forth in Section 1.15.

         "SURVIVING CORPORATION" shall mean the Company, as the surviving corporation in the Merger.

         "TAXES" shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including, without limitation, income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

         "TAX RETURNS" shall mean all reports, returns, declarations, statements or other information required to be supplied to a Governmental Entity or to any other person in connection with Taxes, any amendments thereof and any associated schedules or work papers provided in connection with such items.

         "THIRD PARTY ACTION" shall mean any suit or proceeding by a person or entity other than a Party for which indemnification may be sought by a Party under Article VI.\

         "TRANSITORY SUBSIDIARY" shall have the meaning set forth in the first paragraph of this Agreement.

         "UNRESOLVED OBJECTIONS" shall have the meaning set forth in Section 1.11(b)(ii).

         "UNVESTED OPTION" shall mean the portion of each Option that is not vested and exercisable as of the Closing Date.

         "VESTED OPTION" shall mean the portion of each Option that is vested and exercisable as of the Closing Date.

         "WAGE AND HOUR LIABILITIES" shall mean any liabilities arising out of wage and hour violations by the Company prior to the Closing and any associated taxes, penalties, interest and attorneys' fees.

         "WARRANT" shall mean each warrant or other contractual right to purchase or acquire Company Shares, provided that Options and Preferred Shares shall not be considered Warrants.

                                   ARTICLE X
                                  MISCELLANEOUS

         10.1 PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

         10.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; PROVIDED, HOWEVER, that (a) the provisions in
Article I concerning issuance of the Merger Shares, (b) the provisions of
Article VI concerning indemnification and (c) the provisions of Article VII concerning registration rights are intended for the benefit of the Indemnifying Stockholders.

         10.3 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement dated June 19, 2001 between the Buyer and the Company shall remain in effect in accordance with its terms.

         10.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

         10.5 COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

         10.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

IF TO THE COMPANY:                                        COPY TO:
Menerva Technologies, Inc.                                Morrison & Foerster
1023 Chestnut Street                                      755 Page Mill Road
Redwood City, California 94063-515                        Palo Alto, California 94304-1-18
Facsimile: (650) 482-8770                                 Facsimile: (650) 494-0792
Attention:  President                                     Attention:  Stephen J. Schrader, Esq.

IF TO THE BUYER OR THE TRANSITORY SUBSIDIARY:             COPY TO:

I-many, Inc.                                              Hale and Dorr LLP
511 Congress Street                                       60 State Street
Portland, Maine 04101                                     Boston, Massachusetts 02109
Facsimile: (207) 774-3244                                 Facsimile: (617) 526-5000
Attention:  President                                     Attention:  Jeffrey A. Stein, Esq.

         Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail but not electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         10.8 GOVERNING LAW. This Agreement (including the validity and applicability of the arbitration provisions of this Agreement, the conduct of any arbitration of a Dispute, the enforcement of any arbitral award made hereunder and any other questions of arbitration law or procedure arising hereunder) shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

         10.9 AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing; PROVIDED, HOWEVER, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to any restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         10.11 SUBMISSION TO JURISDICTION. Each Party (a) submits to the jurisdiction of any state or federal court sitting in San Francisco, California and New York, New York, in any action or proceeding arising out of or relating to this Agreement (including any action or proceeding for the enforcement of any arbitral award made in connection with any arbitration of a Dispute hereunder),
(b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court; provided in each case that, solely with respect to any arbitration of a Dispute, the Arbitrator shall resolve all threshold issues relating to the validity and applicability of the arbitration provisions of this Agreement, contract validity, applicability of statutes of limitations and issue preclusion, and such threshold issues shall not be heard or determined by such court. Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 10.7, provided that nothing in this Section 10.11 shall affect the right of any Party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

         10.12 CONSTRUCTION.

             (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

             (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

             (c) Any reference herein to "including" shall be interpreted as "including without limitation".

             (d) Any reference to any Article, Section or paragraph shall be deemed to refer to an Article, Section or paragraph of this Agreement, unless the context clearly indicates otherwise.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                         I-MANY, INC.

                                         By: /s/ A. Leigh Powell
                                             ----------------------------------
                                         Title: President

                                         IMA DELAWARE CORP.

                                         By: /s/ A. Leigh Powell
                                             ----------------------------------
                                         Title: President
                                                -------------------------------

                                         MENERVA TECHNOLOGIES, INC.

                                         By: /s/ Robert Petrossian
                                             ----------------------------------

                                         Title: CEO
                                                -------------------------------

         The undersigned, being the duly elected Secretary of the Transitory Subsidiary, hereby certifies that this Agreement has been adopted by the holders of shares representing a majority of the votes represented by the outstanding shares of capital stock of the Transitory Subsidiary entitled to vote on this Agreement.

                                         [ILLEGIBLE]
                                         --------------------------------------
                                         Secretary

         The undersigned, being the duly elected Secretary of the Company, hereby certifies that this Agreement has been adopted by the holders of shares representing a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement.

                                         /s/ Robert Petrossian
                                         --------------------------------------
                                         Secretary

         The following stockholders of the Company hereby execute this Agreement for the limited purpose of agreeing to and becoming bound by the provisions of
Section 4.3(e).

                                    /s/ Robert Petrossian
                                    -------------------------------------------
                                    Robert Petrossian

                                    /s/ Zhonglin Ko
                                    -------------------------------------------
                                    Zhonglin Ko

                                    Zero Gravity Venture Partners LP and
                                    Zero Gravity Venture Partners (Cayman) L.P.

                                    By: Zero Gravity Management LLC,
                                        general partner of each partnership

                                    By: Zero Gravity Internet Group, Inc.,
                                        as Managing Member

                                    By: [ILLEGIBLE]
                                        ---------------------------------------